                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              HOME PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                   16-1455126
                      (I.R.S. Employer Identification No.)

                               850 Clinton Square
                            Rochester, New York 14604
                                 (585) 546-4900
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Ann M. McCormick, Esq.
                       Executive Vice President, Secretary
                               and General Counsel
                              Home Properties, Inc.
                               850 Clinton Square
                            Rochester, New York 14604
                                 (585) 546-4900
                            Facsimile (585) 232-3147
    (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                   Copies to:

                             Deborah J. McLean, Esq.
                                Nixon Peabody LLP
                               1300 Clinton Square
                            Rochester, New York 14604
                                 (585) 263-1307
                            Facsimile (866) 947-0724
                                ----------------

Approximate  date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement.

If only securities  being  registered on this Form are being offered pursuant to
dividend or interest reinvestment plans, please check the following box. |_|

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933,  please check the following box and list the Securities Act of 1933 registration statement number of the earlier
registration statement for the same offering. |_|

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration statement number of the earlier registration statement for the same
offering. |_|

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective  amendment thereto that shall become effective upon filing with the  Commission  pursuant to Rule 462(e)  under the  Securities  Act,  check the
following box. |X|

If this Form is a  post-effective  amendment to a registration  statement  filed pursuant to General Instruction I.D. filed to register additional  securities or additional  classes of securities  pursuant to Rule 413(b) under the  Securities
Act, check the following box. |_|

                                 _______________

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                                   Proposed
                                                                        Proposed Maximum           Maximum            Amount of
Title of Each Class of                             Amount to             Offering Price           Aggregate        Registration Fee
Securities to be Registered                   be Registered (1)(2)    Per Unit or Share(1)    Offering Price (1)         (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share                 -                        -                     -                   -
------------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, $.01 par value per share              -                        -                     -                   -
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities                                        -                        -                     -                   -
------------------------------------------------------------------------------------------------------------------------------------
Total (1)                                                                                                             $42,595.56
====================================================================================================================================

(1) An unspecified  aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified  prices. The securities  registered also include such unspecified amounts and numbers of common stock,  preferred stock and debt securities as may be issued upon  conversion of or exchange for preferred stock or debt securities that  provide  for  conversion  or  exchange  or  pursuant  to the  antidilution provisions of any such  securities and as may be issued in exchange for units of limited  partnership.  Separate  consideration  may or may not be  received  for securities  that are  issuable  on  exercise,  conversion  or  exchange of other securities  or that are issued in units.  In  accordance  with Rules  456(b) and
457(r) under the Securities Act, Home Properties,  Inc. is deferring  payment of all of the  registration  fee,  except for $42,595.56 that has already been paid with respect to $144,391,732 aggregate initial offering price of securities that were previously  registered  pursuant to Registration  Statement No.  333-52601, which was filed on May 14, 1998, and were not sold thereunder.  Pursuant to Rule
457(p) under the Securities  Act, such  unutilized  filing fee may be applied to the  filing  fee  payable  pursuant  to  this  registration  statement.

(2) Any  securities  registered  hereunder  may be sold  separately  or as units comprised of more than one type of securities registered hereunder.

PROSPECTUS

                                  Common Stock
                                 Preferred Stock
                                 Debt Securities

We may offer and sell the securities listed above from time to time, together or separately, in one or more classes or series, in amounts, at prices and on terms that we will  determine  at the time of  offering.  We will provide the specific terms of any  securities  we  actually  offer  for sale in  supplements  to this prospectus.  Certain of our shares of common  stock may also be offered and sold from time by selling  security  holders  on terms  described  in the  applicable prospectus supplement.

This  prospectus  describes  some of the  general  terms  that may  apply to the securities we or our selling  securities  holders may offer or sell from time to time. We will provide prospectus  supplements and other materials at later dates which will contain the specific  terms of that issuance of our  securities.  You should read this prospectus and the accompanying prospectus supplement carefully before you purchase any of our  securities.  THIS  PROSPECTUS MAY NOT BE USED TO
SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer and sell the securities  directly to you, through agents we select, or through underwriters or dealers we select. If we use agents,  underwriters or
dealers  to  sell  the  securities,   we  will  name  them  and  describe  their
compensation in a prospectus  supplement.  The net proceeds we expect to receive from such sales will be set forth in the prospectus supplement.

If this prospectus is used by selling securities holders, they may offer or sell the  shares  of  common  stock  they own in the same  manner  as our sales or as described  in the  applicable  prospectus  supplement.  We will not  receive any proceeds from the sale of our common stock by selling securities holders.

Our  common  stock is listed on the New York  Stock  Exchange  under the  symbol
 "HME ".

                                ________________

Investing  in our  securities  involves  various  risks.  See   "Risk  Factors"
beginning on page 1.

                                ________________

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or  disapproved  of these  securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ________________

                  The date of the prospectus is April 4, 2007.

                                TABLE OF CONTENTS

     References  to "Home  Properties,"  "we" or "us" in this  prospectus  mean, unless  the  context  otherwise  requires,  Home  Properties,  Inc.,  a Maryland corporation,  Home  Properties,  L.P.,  a  New  York  limited  partnership  (the
"Operating Partnership"), and their subsidiaries.

                                 HOME PROPERTIES

     Home  Properties  is  a  self-administered  and  self-managed  real  estate investment  trust, a REIT. We own,  operate,  acquire,  develop and rehabilitate apartment communities. Our properties are regionally focused primarily in select
Northeast,  Mid-Atlantic and southeast  Florida markets of the United States. We were formed in November 1993.

     We conduct our business through Home Properties, L.P., which we refer to as the  Operating  Partnership,  a New York limited  partnership,  and a management company, Home Properties Residential Services, Inc., a Maryland corporation.  We held a 71.4%  partnership  interest as of December 31,  2006. (We calculated our interest as a percentage  of our  outstanding  shares of common stock divided by the total number of outstanding  shares of common stock and limited  partnership units in the Operating Partnership).

     As of December 31, 2006, we operated 127 communities  with 31,136 apartment units.  Of these,  36,954 units in 123  communities  are owned  outright and 868 units in one community are managed and partially owned by us as general partner, and 1,314 units in three communities are managed for other owners.

     Our  principal  executive  offices  are  located  at  850  Clinton  Square,
Rochester, New York 14604. Our telephone number is (585) 246-4900.

                                  RISK FACTORS

     Our  business  is subject to  uncertainties  and  risks.  Please  carefully consider the risk  factors  described  in our  periodic  reports  filed with the
Securities and Exchange  Commission,  including the risk factors incorporated by reference  from our most recent  annual  report on Form 10-K,  as updated by our quarterly  reports  on Form  10-Q,  as well as other  information  we include or incorporate  by  reference  in this  prospectus.  See  "Where  You Can Find More
Information"  below.  The prospectus  supplement  with respect to any securities issued  under  this  prospectus  may  also  disclose  additional  risk  factors.
Additional  risks  and  uncertainties  not  presently  known  to us or  that  we currently  deem  immaterial  may also impair our business  operations.  The risk factors we describe contain or refer to certain forward-looking  statements. You should review the explanation of the limitations of  forward-looking  statements contained in the "Special Note Regarding Forward-Looking Statements."

                              ABOUT THIS PROSPECTUS

     This  prospectus is part of a registration  statement  filed by us with the
Securities  and Exchange  Commission,  or SEC.  You should read this  prospectus together with the applicable  prospective  supplement and additional information described  under the heading "Where You Can Find More  Information."  You should rely only on the  information  incorporated  by  reference  or  provided in this prospectus.  We have not, no selling  shareholder  has, and no  underwriter  has authorized anyone else to provide you with different or additional  information.
We or any selling securities holders are not, and the underwriter is not, making an  offer of the  shares  in any  jurisdiction  where  the  offer or sale is not permitted.

     You should not assume that the  information in this  prospectus is accurate as of any  date  other  than the date on the  front  of this  prospectus.  Other information  filed by us with the SEC is  incorporated  into this  prospectus by reference.  You should  assume that the reports and  documents  incorporated  by reference  are  accurate  only  as of  their  respective  dates.  Our  business, financial  condition,  results of operations,  risk factors and  forward-looking information may have changed since these dates.

     Documents  which are exhibits to or  incorporated  by  reference  into this
prospectus   and   the   reports   incorporated   by   reference   may   contain
representations,  warranties and agreements.  Those representations,  warranties and  agreements  were  made  solely  for the  benefit  of the  parties  to those documents and may be subject to  qualifications  and limitations,  and are not a representation, warranty or agreement for your benefit.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains, or incorporates by reference, statements that may be deemed to be  "forward-looking"  within  the  meaning of  Section 27A  of the
Securities Act of 1933, and Section 21E of the Securities  Exchange Act of 1934.
Some examples of forward-looking statements include statements related to future capital  expenditures,  financing  sources and  availability  and the effects of environmental and other regulations.  Although we believe expectations reflected in such forward-looking  statements are based on reasonable assumptions,  we can give no assurance that our expectations will be achieved. Factors that may cause actual results to differ include:

     o    general economic and local real estate conditions and the weather,

     o    other conditions that might affect operating expenses,

     o    timely completion of repositioning  activities and development  within anticipated budgets,

     o    the actual pace of future acquisitions, sales and developments, and

     o    continued access to capital to fund growth.

     For  this  purpose,   any  statements   contained  in  this  prospectus  or
incorporated  herein by reference  that are not  statements of  historical  fact should be considered to be forward-looking statements. Some of the words used to identify forward-looking statements include "believes",  "anticipates", "plans",
"expects",  "seeks",  "estimates",  and similar expressions. You should exercise caution in interpreting  and relying on  forward-looking  statements  since they involve known and unknown risks,  uncertainties  and other factors which are, in some cases,  beyond our control and could materially  affect our actual results, performance  or  achievements.  Additional  factors  which may cause our  actual results to vary from our  expectations  are described under "Risk Factors".  Our
actual   results   could  differ   materially   from  those  set  forth  in  the
forward-looking   statements.   The  forward-looking   statements  made  in,  or
incorporated  by reference into, this prospectus are made only as of the date of this  prospectus,  or the  documents  from which they are  incorporated,  and we undertake no obligation to update these  forward  looking  statements to reflect new information, future events, or other matters.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual,  quarterly and special reports,  proxy statements and other information  with the SEC. You may read and copy  reports,  statements  or other information  at the SEC's public  reference  facilities in  Washington  D.C., at
100 F Street,   N.E.,   Washington  D.C.   20549.   You  may  call  the  SEC  at
1-800-SEC-0330 for further information on the public reference  facilities.  Our
SEC filings are also available to the public from commercial  document retrieval services and at the web site  maintained by the SEC at  http://www.sec.gov.  You can also  review  copies of our SEC filings at the offices of the New York Stock
Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-3 to register the securities.  This prospectus is part of that registration  statement and, as permitted by the SEC's rules,  does not contain all the information set forth in the  registration  statement.  For  further  information  you may  refer  to the registration  statement and to the exhibits and  schedules  filed as part of the registration  statement.  You can review and copy the registration statement and its exhibits and schedules at the public reference facilities  maintained by the
SEC as described above. The registration  statement,  including its exhibits and schedules,  is also  available  on the  SEC's  web  site.  We will also file and distribute  a prospectus  supplement  with  respect to any  securities  we, or a selling  securities  holder,  may sell under the  registration  statement.  This prospectus must be read with the applicable prospectus supplement.

     The SEC allows us to incorporate by reference the  information we file with it, which means that we can disclose  important  information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this  prospectus  and the  information  that we file  with the SEC later will automatically  update and supersede this information.  We incorporate by reference the documents  listed below and any future filings we make with the
SEC under  Sections 13(a),  13(c), 14 or 15(d) of the Securities Exchange Act of
1934 (the  "Exchange  Act") (other than, in each case,  documents or information deemed to have been furnished and not filed in accordance with SEC rules):

     o    Our annual report on Form 10-K for the year ended December 31, 2006;

     o    Current  Reports on Form 8-K filed  February  16,  2007 and  March 15,
          2007;

     o    Our definitive proxy statement dated April 2,  2007 and filed with the
          SEC on March 27, 2007; and

     o    The  description  of the  common  stock set forth in our  registration statement on Form 8-A, dated June 8, 1994 including all amendments and reports filed for the purpose of updating that description.

     You may  request  a copy of  these  filings,  at no  cost,  by  writing  or telephoning us at: Home Properties,  Inc., Attention:  Shareholder Services, 850
Clinton Square, Rochester, New York 14604; telephone number (585) 546-4900.

                                 USE OF PROCEEDS

     Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of the securities  offered by this prospectus and any accompanying  prospectus  supplement for general corporate  purposes,  which may include the repayment of indebtedness,  working capital,  capital  expenditures, acquisitions and the repurchase of shares of our equity securities.  Pending use for these  purposes,  we may invest  proceeds from the sale of the securities in short-term marketable securities.  The precise amount and timing of sales of any securities will be dependent on market  conditions and the availability and cost of other funds to us.

     If  selling  securities  holders  make  offers and sales  pursuant  to this prospectus and an applicable prospectus  supplement,  we will not receive any of the proceeds of that offering. We will incur certain expenses in connection with the  registration  with  the SEC of the  securities  to be  sold by the  selling securities  holders and  preparation  of the  applicable  prospectus  supplement pursuant  to the  terms of  certain  agreements  we made with  those  securities holders at the time they acquired their securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The  following  table sets forth our ratio of earnings to fixed charges for each of the periods indicated.  For purposes of calculating this ratio, earnings consist  of  income  (loss)  before  income  taxes,  plus  fixed  charges,  less capitalized  interest.  Fixed charges include  interest  expense  (including the amortization of debt issuance costs), the portion of rent expense representative of the interest factor, and capitalized interest.

                               Year Ended December 31,
          -------------------------------------------------------------------
              2002           2003         2004         2005         2006
              ----           ----         ----         ----         ----

              1.56x         1.44x         1.37x        1.29x        1.32x

     Additional  information  regarding the calculation of the ratio of earnings to fixed charges is contained in the  "Statement of  calculation of the ratio of earnings to fixed charges" filed as Exhibit 12.1 to the  registration  statement of which this prospectus forms a part. See "Where you can find more information"
above.

    RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The  following  table sets forth our ratio of earnings  to  combined  fixed charges and preferred  stock  dividends for each of the periods  indicated is as follows:

                               Year Ended December 31,
          -------------------------------------------------------------------
              2002           2003         2004         2005         2006
              ----           ----         ----         ----         ----

              1.31x         1.27x         1.27x        1.22x        1.26x

     The ratios of earnings  to  combined  fixed  charges  and  preferred  stock dividends  were  computed by dividing  earnings  by combined  fixed  charges and preferred stock dividends. For this purpose,  earnings consist of pre-tax income
from  continuing   operations  before  adjustment  for  minority   interests  in
consolidated  subsidiaries plus fixed charges less capitalized  interest.  Fixed charges consist of interest expense (including the amortization of debt issuance costs) , the portion of rent expense  representative of the interest factor, and capitalized interest.

During the five year period covered by the table above,  the following series of our preferred stock of were outstanding until their redemption, as noted below:

     o    2,000,000 shares of 8.36% Series B  convertible  cumulative  preferred stock were issued in September 1999, of which 1,000,000 were converted into 839,771  shares of common stock in February  2002.  The remaining
          1,000,000  were  repurchased  by the  Company in May 2002 at an amount equivalent  to  839,772  shares of common  stock (as if the  preferred shares had been converted);

     o    600,000 shares  of 8.75%  Series C  convertible  cumulative  preferred stock were issued in May and June of 2000, all of which were converted into 1,983,471 shares of common stock in during 2003;

     o    250,000 shares  of 8.78%  Series D  convertible  cumulative  preferred stock were  issued in June  2000,  all of which  were  converted  into
          833,333 shares of common stock in May 2005;

     o    300,000  shares of 8.55%  Series E  convertible  cumulative  preferred stock were issued in December  2000,  of which  63,200 were  converted into 200,000  shares of common  stock in August 2002;  in May 2003 and
          August  2003,  36,800 and  200,000  were  converted  into  116,456 and
          632,911 shares of common stock, respectively; and,

     o    2,400,000 shares  of 9.00% Series F  cumulative  redeemable  preferred stock were issued in March 2002,  all of which were  redeemed in March
          2007.

     Additional  information  regarding the calculation of the ratio of earnings to combined  fixed  charges and  preferred  stock  dividends is contained in the
"Statement of calculation of the ratio of earnings to combined fixed charges and preferred stock dividends"  filed as Exhibit 12.2 to the registration  statement of which this prospectus forms a part. See "Where you can find more information"
above.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of Home Properties consists of:

     o    80  million  shares  of  common  stock,  $0.01  par  value,  of  which
          33,198,569 shares were outstanding on March 31, 2007;

     o    10 million shares of preferred stock,  $0.01 par value,  none of which were outstanding as of March 31, 2007.

     o    10 million  shares of "excess  stock," $0.01 par value,  none of which were outstanding on March 31, 2007.

     For more detail about our Articles of Amendment and Restatement of Articles of Incorporation  (sometimes  referred to as our "Articles of  Incorporation" or
"charter")  and bylaws you should  refer to the charter  and bylaws,  which have been filed as exhibits to other  reports  incorporated  by  reference  into this prospectus. In addition, for a discussion of limitations on the ownership of our capital  stock,  you  should  refer to the  section  entitled  "Restrictions  on
Transfer; Ownership Limits" in this prospectus.

Common Stock

General

     All of the shares of common stock offered by this  prospectus  will be duly authorized,  fully paid, and  nonassessable  when issued.  Holders of the common stock  have  no  conversion,  redemption,  sinking  fund or  preemptive  rights;
however,   shares  of  common  stock  in  excess  of  certain  ownership  limits automatically  convert into shares of Excess Stock as defined  below.  Under the
Maryland General Corporation Law ("MGCL"), stockholders are generally not liable for our debts or  obligations,  and the holders of shares will not be liable for further calls or assessments by us. Subject to the provisions of our Articles of
Incorporation  regarding  Excess Stock,  described  below,  all shares of common stock have equal dividend,  distribution,  liquidation and other rights and will have no preference or exchange rights.

Distributions

     Subject to the right of holders of Preferred Stock outstanding from time to time to receive  preferential  distributions,  holders of shares of common stock are  entitled  to receive  distributions  in the form of  dividends  if and when declared  by our Board of  Directors  out of funds  legally  available  for that purpose,  and, upon  liquidation of Home Properties,  each outstanding  share of common stock will be entitled to  participate  pro rata in the assets  remaining after  payment  of,  or  adequate  provision  for,  all of our  known  debts and liabilities,  including  debts  and  liabilities  arising  out of our  status as general partner of the Operating Partnership,  and any liquidation preference of issued and outstanding  Preferred  Stock. We intend to continue paying quarterly distributions.

Voting Rights

     The holder of each  outstanding  share of common  stock is  entitled to one vote  on all  matters  presented  to  stockholders  for a vote,  subject  to the provisions of our Articles of  Incorporation  regarding  Excess Stock  described below.  As described  below,  our Board of Directors has, and may in the future, grant  holders of one or more series of  Preferred  Stock the right to vote with respect  to  certain  matters  when it fixes the  attributes  of such  series of
Preferred Stock.  Pursuant to the MGCL, we cannot  dissolve,  amend our charter, merge with or into another  entity,  sell all or  substantially  all our assets, engage in a share exchange or engage in similar  transactions unless such action is  approved  by  stockholders  holding a  majority  of the  outstanding  shares entitled to vote on such matter.  In addition,  the Second  Amended and Restated
Partnership Agreement of the Operating  Partnership,  as amended,  requires that any  merger  or sale of all or  substantially  all of the  assets  of  Operating
Partnership be approved by partners holding a majority of the outstanding Units, excluding  Operating  Partnership Units held by us, directly or indirectly.  Our
Articles of Incorporation provide that our Bylaws may be amended by our Board of
Directors.

     The holder of each  outstanding  share of common  stock is  entitled to one vote in the  election of directors  who serve for terms of one year.  Holders of the  shares of common  stock  will have no right to  cumulative  voting  for the election of directors. Consequently, at each annual meeting of stockholders, the holders  of a  majority  of the  shares  entitled  to  vote in the  election  of directors will be able to elect all of the directors,  subject to certain rights of the holders of preferred  stock,  described  below.  Directors may be removed only for cause and only with the  affirmative  vote of the holders of a majority of the shares entitled to vote in the election of directors.

Restrictions on Ownership

     In order for us to maintain our status as a REIT under the Code,  there are restrictions  on the  concentration  of ownership of our capital stock.  See the description under "Excess Stock - Ownership Limits" below.

Preferred Stock

General

     We may issue  shares of preferred  stock from time to time,  in one or more series, as authorized by our Board of Directors. The Board of Directors will fix the attributes of any preferred  stock that it authorizes for issuance.  Because the Board of Directors has the power to establish the  preferences and rights of each  series of  preferred  stock,  it may afford  the  holders of any series of preferred stock preferences,  powers and rights, voting or otherwise,  senior to the rights of holders of shares of common stock. The issuance of preferred stock could  have the effect of  delaying  or  preventing  a change in control of Home
Properties.

Terms

     We will include in the prospectus  supplement relating to any offering of a series of preferred stock the specific terms of that series, including:

     o    its title and stated value;

     o    the  number of shares of  preferred  stock  offered,  the  liquidation preference per share, if applicable, and the offering price;

     o    the  applicable  dividend  rate or amount,  period and payment date or method of calculation thereof;

     o    the date from which  dividends  on that series  preferred  stock shall accumulate, if applicable;

     o    any procedures for auction and remarketing;

     o    any provision for a sinking fund;

     o    any  applicable  provision for  redemption of that series of preferred stock;

     o    the terms of any preference of the offered  series of preferred  stock over other capital stock in the payment of  distributions  or upon our liquidation;

     o    the terms and conditions of conversion  into common stock or any other of  securities,  including the  conversion  price or rate or manner of calculation thereof;

     o    the relative  ranking and preference as to dividend  rights and rights upon our liquidation, dissolution or the winding up of our affairs;

     o    any  limitations on issuance of any series of preferred  stock ranking senior to or on a parity  with such  series of  preferred  stock as to dividend  rights and rights upon our  liquidation,  dissolution or the winding up of our affairs;

     o    any limitations on direct or beneficial  ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

     o    any  other  specific  terms,  preferences,   rights,   limitations  or
          restrictions.

Excess Stock

Ownership Limits

     Our  charter  contains  certain  restrictions  on the  number  of shares of capital stock that  stockholders  may own. For us to qualify as a REIT under the
Code, no more than 50% in value of our  outstanding  shares of capital stock may be owned,  directly or indirectly,  by five or fewer  individuals (as defined in the Code to include certain  entities) during the last half of a taxable year or during a proportionate part of a shorter taxable year. The shares of our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.
Because  we expect to  continue  to  qualify  as a REIT,  our  charter  contains restrictions  on the  ownership  and  transfer  of shares of our  capital  stock intended  to ensure  compliance  with  these  requirements.  Subject  to certain exceptions  specified in the charter,  no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.0%, referred to as the Ownership  Limit, of the value of the issued and  outstanding  shares of our capital stock. Certain entities, such as qualified pension plans, are treated as if their  beneficial  owners were the  holders of the common  stock held by such entities.  Certain holders are accepted from the Ownership Limit in our charter.
Others may be accepted by action of our Board of Directors.

     Our Board of Directors  may increase or decrease the  Ownership  Limit from time to time,  but may not do so to the extent that after giving  effect to such increase or decrease:  (i) five  beneficial owners of Shares could  beneficially own in the aggregate more than 49.5% of the aggregate  value of our  outstanding capital  or  (ii) any  beneficial  owner of  capital  stock  would  violate  the
Ownership Limit as a result of a decrease.  The Board of Directors may waive the
Ownership  Limit  with  respect  to a holder if such  holder  provides  evidence acceptable  to the Board of  Directors  that such  holder's  ownership  will not jeopardize  our  status as a REIT.  Waivers  of the  Ownership  Limit  have been granted to certain institutional investors in connection with prior sales of our certain series of our Preferred Stock, none of which are currently outstanding.

     Any transfer of our outstanding capital stock that would:

     o    cause any holder,  directly or by  attribution,  to own capital  stock having a value in excess of the Ownership Limit,

     o    result in shares of capital stock other than Excess Stock,  if any, to be owned by fewer than 100 persons,

     o    result in our being closely held within the meaning of section  856(h)
          of the Code, or

     o    otherwise prevent us from satisfying any criteria  necessary for us to qualify as a REIT,

is null and  void,  and the  purported  transferee  acquires  no  rights to such outstanding capital stock.

Conversion to Excess Shares

     Outstanding  stock  owned by or  attributable  to a  stockholder  or shares purportedly  transferred to a holder which cause such holder or any other holder to own shares of capital  stock in excess of the Ownership  Limit  automatically convert into shares of Excess Stock. Upon issuance,  Excess Stock is transferred by operation of law to a separate trust, with Home Properties acting as trustee, for the exclusive  benefit of the person to whom such  outstanding  stock may be ultimately  transferred  without violating the Ownership Limit.  Excess Stock is not  treasury  stock,  but rather  constitutes  a  separate  class of issued and outstanding  stock of Home Properties.  While the Excess Stock is held in trust, it is not entitled to vote, is not  considered  for purposes of any  stockholder vote or the  determination  of a quorum  for such  vote and is not  entitled  to participate in dividends or other  distributions.  Any record owner or purported transferee  of stock  which has  converted  into  Excess  Stock who  receives  a distribution  prior to our  discovery  that such stock has been  converted  into
Excess Stock must repay such dividend or distribution upon demand.

Repurchase Right with Respect to Excess Stock

     While Excess Stock is held in trust,  we will have the right to purchase it from the trust for the lesser of:

     o    the price paid for the  Outstanding  Stock which converted into Excess
          Stock by the Excess  Holder (or the  market  value of the  Outstanding
          Stock on the date of conversion if no consideration  was given for the
          Outstanding Stock) or

     o    the  market  price  of  shares  of  capital  stock  equivalent  to the
          Outstanding  Stock which converted into Excess Stock (as determined in the manner set forth in the Articles of  Incorporation) on the date we exercise our option to purchase.

We must exercise  this right within the 90-day  period  beginning on the date on which we receive  written notice of the transfer or other event resulting in the conversion of Outstanding Stock into Excess Stock.

Effect of Liquidation

     Upon our  liquidation,  distributions  will be made  with  respect  to such
Excess  Stock as if it  consisted  of the  outstanding  stock  from which it was converted.

Other Terms of Excess Stock

     Our Articles of Incorporation contain other terms relating to Excess Stock, which are incorporated herein by reference.

Antitakover Effect of Ownership Limits

     The  ownership  and  transfer  limitations  contained  in our  Articles  of
Incorporation  in order to permit us to preserve our REIT  status,  may have the effect of  precluding  acquisition  of control of Home  Properties  without  the consent  of our Board of  Directors.  All  certificates  representing  shares of capital stock will bear a legend  referring to the ownership  restrictions.  The restrictions  on  transferability  and ownership  will not apply if the Board of
Directors  determines,  and the stockholders concur, that it is no longer in our best  interests  to attempt to qualify,  or to  continue to qualify,  as a REIT.
Approval of the limited partners of the Operating  Partnership to terminate REIT status is also required.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

     The following is a summary of certain provisions of Maryland law and of our charter  and  bylaws.  Copies of our  charter  and  bylaws are  incorporated  by reference  into  the  exhibits  to the  registration  statement  of  which  this prospectus is a part. See "Where You Can Find More Information."

The Board of Directors

     Our  Articles  of  Incorporation  and  bylaws  provide  that  our  board of directors will set the number of directors, not be fewer than the minimum number permitted under the MGCL  (generally,  one) nor more than 12. Except any vacancy among directors  elected  separately by a separate class of shares,  any vacancy may be filled,  at any regular meeting or at any special meeting called for that purpose,  by a  majority  of the  remaining  directors,  even  if the  remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the  directorship in which such vacancy occurred.

     Pursuant to our charter,  each member of our board of directors  will serve one year  terms,  and until their  respective  successors  are duly  elected and qualified.  Holders  of shares of our common  stock have no right to  cumulative voting in the election of directors  and directors are elected by a plurality of votes cast in the election of directors. Consequently, at each annual meeting of stockholders  at which our board of  directors  is  elected,  the  holders  of a majority of the shares of our common  stock are able to elect all of the members of our board of  directors.  Our charter  permits our  stockholders  to remove a director  but only  for  cause  and then  only  upon the  affirmative  vote of a majority  of the  shares  of our  common  stock  entitled  to vote  on any  such proposal.

Ownership Reports

     Every owner of more than 5% of our issued and outstanding shares of capital stock must file a written notice with us containing the information specified in the  Articles  of  Incorporation  no later  than  January  31 of each  year.  In addition,  each  stockholder  is  required  to  disclose  to us in writing  such information  as we may  request  in  order  to  determine  the  effect  of  such stockholder's  direct,  indirect and  attributed  ownership of shares of capital stock on our status as a REIT or to comply with any  requirements  of any taxing authority or other governmental agency.

Termination of REIT Status

     Our board of directors, under our Articles of Incorporation,  is prohibited from taking any action to terminate  our REIT status or to amend the  provisions of our Articles of  Incorporation  regarding  excess stock unless such action is approved by the board of directors, presented to an annual or special meeting of stockholders and approved by vote of a majority of votes entitled to be cast.

Business Combinations

     Maryland law prohibits "business combinations" between a corporation and an interested  stockholder  or an affiliate of an interested  stockholder  for five years after the most recent date on which the interested  stockholder becomes an
interested   stockholder.   These  business   combinations   include  a  merger,
consolidation,  statutory share exchange, or, in circumstances  specified in the statute,  certain  transfers of assets,  certain stock  issuances and transfers, liquidation plans and  reclassifications  involving interested  stockholders and their affiliates. Maryland law defines an interested stockholder as:

     o    any person who  beneficially  owns 10% or more of the voting  power of our voting stock; or

     o    an affiliate or associate of the  corporation  who, at any time within the two-year period prior to the date in question,  was the beneficial owner  of 10% or  more of the  voting  power  of the  then-outstanding voting stock of the corporation.

     A  person  is not an  interested  stockholder  if the  board  of  directors approves in advance the  transaction  by which the person  otherwise  would have become an interested  stockholder.  However,  in approving the transaction,  the board of directors may provide that its approval is subject to compliance, at or after the time of  approval,  with any terms and  conditions  determined  by the board of directors.

     After  the five  year  prohibition,  any  business  combination  between  a corporation and an interested  stockholder  generally must be recommended by the board of directors and approved by the affirmative vote of at least:

     o    80%  of  the  votes  entitled  to be  cast  by  holders  of  the  then outstanding shares of common stock; and

     o    two-thirds  of the votes  entitled to be cast by holders of the common stock other than shares held by the interested  stockholder  with whom or with whose affiliate the business  combination is to be effected or
          shares  held  by  an  affiliate   or   associate  of  the   interested
          stockholder.

     These   super-majority  vote  requirements  do  not  apply  if  the  common stockholders  receive a minimum price,  as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

     The statute  permits  various  exemptions  from its  provisions,  including business  combinations  that are approved by the board of  directors  before the time that the interested stockholder becomes an interested stockholder.

     Our Articles of  Incorporation  exclude business  combinations  between the corporation and our founders,  Norman and Nelson  Leenhouts and their affiliates from these provisions of the MGCL and,  consequently,  the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and the founders or their  affiliates.  We believe that our ownership restrictions will substantially  reduce the risk that a stockholder would become an  "interested  stockholder"  within  the  meaning  of  the  Maryland  business combination statute.

Unsolicited Takeovers

     The MGCL permits a Maryland  corporation with a class of equity  securities registered  under the  Securities  and  Exchange  Act of 1934 and at least three independent  directors  to elect to be subject,  by  provision in its charter or bylaws  or a  resolution  of its board of  directors,  and  notwithstanding  any contrary provision in the charter or bylaws, to any or all of the following five provisions:

     -    a classified board;

     -    a two-thirds vote requirement for removing a director;

     -    a  requirement  that the number of  directors be fixed only by vote of the directors;

     -    a  requirement  that a  vacancy  on the  board be  filled  only by the remaining  directors  and for the  remainder  of the full  term of the class of directors in which the vacancy occurred; and

     -    a majority  requirement  for the calling by  stockholders of a special meeting of stockholders.

     Through  provisions in our charter and bylaws  unrelated to Subtitle 8,  we already  (a) vest in the board the exclusive  power to fix the number of members of the board of directors and (b) require,  unless called by our chairman of the board,  our  president,  the board,  the  request of holders of 25%  outstanding shares to call a special  meeting.  We have not  elected  to be  subject  to the provisions of Subtitle 8 relating to the filling of vacancies on the board.

Amendment to Our Articles of Incorporation and Bylaws

     Our  charter  may be amended  only if  declared  advisable  by the board of directors  and  approved  by the  affirmative  vote of the holders of at least a majority of all of the votes  entitled to be cast on the matter.  Our bylaws may only be adopted, amended, altered or repealed by the board of directors.

Dissolution of Our Company

     The dissolution of Home Properties must be declared  advisable by the board of  directors  and approved by the  affirmative  vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

     The business  combination  provisions  of the MGCL,  the  provisions of our charter  regarding the  restrictions  on ownership and transfer of our stock and the  provisions  of our  bylaws  setting  the  number of members of the board of directors could delay,  defer or prevent a transaction or a change of control of our company that might  involve a premium  price for holders of our common stock or  otherwise  be in their best  interest.  Likewise,  if our board of directors resolves to avail any of the provisions of the MGCL not currently  applicable to us or if the  provision  in the  Articles  of  Incorporation  opting  out of the
control  share  acquisition  provisions  of  the  MGCL  were  rescinded,   these
provisions of the MGCL could have similar effects.

Indemnification and Limitation of Directors' and Officers' Liability

     As Maryland law permits, our Articles of Incorporation  contain a provision limiting the  liability of our directors and officers to us for money damages to the fullest  extent  permitted  under  Maryland  law.  Maryland law permits full limitation of the liability of directors or officers for money damage except for liability  resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and material to the cause of action.

     The MGCL requires a corporation  to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made,  or  threatened to be made, a party by reason of his or her service in that  capacity.  The MGCL permits a corporation  to indemnify its present and former  directors and officers,  among  others,  against  judgments, penalties,  fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

     -    an act or  omission of the  director  or officer  was  material to the matter giving rise to the  proceeding  and was committed in bad faith;
          or was the result of active and deliberate dishonesty;

     -    the director or officer actually received an improper personal benefit in money, property or services; or

     -    in the case of any  criminal  proceeding,  the director or officer had reasonable cause to believe that the act or omission was unlawful.

     However,  under the MGCL, a Maryland  corporation  may not indemnify for an adverse  judgment  in a suit  by or in the  right  of the  corporation  or for a judgment  of  liability  on the  basis  that  personal  benefit  was  improperly received, unless in either case a court orders indemnification and then only for expenses.

     In addition,  the MGCL permits a corporation  to, and our bylaws require us to, advance reasonable  expenses to a director or officer upon the corporation's receipt of:

     -    a written  affirmation  by the  director or officer of his or her good faith belief that he or she has met the standard of conduct  necessary for indemnification by the corporation; and

     -    a written  undertaking by the director or officer or on the director's or  officer's  behalf to repay the amount  paid or  reimbursed  by the corporation  if it is  ultimately  determined  that  the  director  or officer did not meet the standard of conduct.

     We  entered  into  indemnification  agreements  with each of our  executive officers  and  directors  whereby  we  indemnify  such  executive  officers  and directors to the fullest  extent  permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application  for indemnity by an executive  officer or director  to a court of  appropriate  jurisdiction,  such  court may order us to indemnify such executive officer or director.

     Insofar as the foregoing  provisions permit  indemnification  of directors, officers or persons  controlling  us for liability  arising under the Securities
Act,  the   Securities   and  Exchange   Commission   has  indicated  that  this
indemnification  is against public policy as expressed in the Securities Act and is therefore unenforceable.

                         DESCRIPTION OF DEBT SECURITIES

     The  following  description  of the  terms of debt  securities  sets  forth certain  general terms and provisions of any future issues of debt securities to which any  prospectus  supplement may relate.  This  prospectus and a prospectus supplement  relating  thereto  will also cover the offer and resale of shares of common  stock by the holders of our $200 million of 4.125%  Exchangeable  Senior
Notes due  November 1,  2026.  The Operating  Partnership  issued these notes on
October 24,  2006  pursuant  to  an  Indenture,  between  Home  Properties,  the
Operating  Partnership  and Wells Fargo Bank,  N.A., as trustee.  Subject to the terms of the Indenture, holders may exchange the notes at certain times and upon the  occurrence of certain  events for cash in the principal  amount and, at the option of the Operating  Partnership,  cash or shares of Home Properties  common stock for the exchange value in excess of the principal  amount of the notes. We agreed to register on or before April 22, 2007 the shares of common stock which, at the option of the Operating  Partnership,  may be issued upon exchange of the notes for all or a portion of their  exchange  value in excess of the  principal amount.  We will file a prospectus  supplement  to provide  certain  information about the  noteholders  before  that date.  The  particular  terms of other debt securities offered by any prospectus supplement and the extent, if any, to which such  general  provisions  may apply to the debt  securities  so offered will be described in a prospectus supplement relating to such debt securities.

Indenture for Future Debt Securities

     Future  series of debt  securities  are to be issued in one or more  series under an  Indenture,  a copy of which is  incorporated  by  reference  and is an exhibit to the registration  statement of which this prospectus forms a part, as
amended  or   supplemented   by  one  or  more   supplemental   indentures  (the
"Indenture"), to be entered into between the Company and a financial institution as  Trustee  (the  "Trustee").  The  statements  herein  relating  to  the  debt securities  and the  Indenture  are  summaries  and are subject to the  detailed provisions  of the  applicable  Indenture.  The  following  summaries of certain provisions  of the  Indenture  do not purport to be complete and are subject to, and are qualified in their  entirety by reference  to, all of the  provisions of the Indenture, including the definitions therein of certain terms capitalized in this Prospectus.

     The Indenture,  under which we will issue future series of debt securities, does not  limit the  aggregate  amount  of debt  securities  which may be issued thereunder,  nor does it limit the  incurrence  or issuance of other  secured or unsecured debt of the Company.

General Obligations

     The debt securities will be our unsecured general obligations and will rank with all of our other unsecured and  unsubordinated  obligations as described in the  applicable  prospectus  supplement.  The  Indenture  provides that the debt securities  may be  issued  from  time to time  in one or more  series.  We will authorize  the  issuance  and  provide  for  the  terms  of any  series  of debt securities pursuant to a supplemental indenture.

General Terms

     The  prospectus   supplement  relating  to  a  particular  series  of  debt
securities  which  we  are  offering  will  describe  the  terms  of  such  debt securities, including, where applicable:

     (1)  the specific designation of such debt securities;

     (2)  any limit upon the aggregate principal amount of such debt securities;

     (3)  the date or dates on which the  principal of and  premium,  if any, on such debt  securities  will mature or the method of  determining  such date or dates;

     (4)  the rate or rates (which may be fixed, variable or zero) at which such debt  securities  will  bear  interest,  if  any,  or  the  method  of calculating such rate or rates;

     (5)  the date or dates  from which  interest,  if any,  will  accrue or the method by which such date or dates will be determined;

     (6)  the date or dates on which  interest,  if any, will be payable and the record date or dates therefor;

     (7)  the place or places where principal of, premium, if any, and interest, if any, on such debt securities may be redeemed,  in whole or in part, at the option of the Company;

     (8)  the obligation, if any, of the Company to redeem or purchase such debt securities  pursuant to any sinking  fund or analogous  provisions  or upon the  happening  of a  specified  event and the  period or periods within  which,  the price or  prices at which and the other  terms and conditions  upon  which,  such debt  securities  shall be  redeemed or purchased, in whole or in part, pursuant to such obligations;

     (9)  the  denominations  in which such debt securities are authorized to be issued;

     (10) the  currency  or  currency  unit for  which  debt  securities  may be purchased or in which debt  securities may be  denominated  and/or the currency or  currencies  (including  currency  unit or units) in which principal  of,  premium,  if any, and  interest,  if any, on such debt securities  will be payable  and whether the Company or the holders of any such debt  securities may elect to receive  payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

     (11) if the amount of payments of principal of and premium,  if any, or any interest,  if any,  on such debt  securities  may be  determined  with reference  to an index  based on a currency or  currencies  other than that in which  such debt  securities  are  stated to be  payable,  the manner in which such amount shall be determined;

     (12) if the amount of  payments of  principal  of and  premium,  if any, or interest,  if any,  on such debt  securities  may be  determined  with reference  to  changes  in the  prices  of  particular  securities  or commodities or otherwise by  application  of a formula,  the manner in which such amount shall be determined;

     (13) if other than the entire principal amount thereof,  the portion of the principal  amount of such debt  securities  which will be payable upon declaration of the  acceleration of the maturity thereof or the method by which such portion shall be determined;

     (14) if the debt  securities  are  convertible  into any  other  securities including any class of out equity securities;

     (15) the person to whom any  interest  on any such debt  security  shall be payable if other than the person in whose name such debt  security  is registered on the applicable record date;

     (16) any addition to, or  modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such debt securities;

     (17) the  application,  if  any,  of such  means  of  defeasance  as may be specified for such debt securities; and

     (18) any other special terms  pertaining  to such debt  securities.  Unless otherwise specified in the applicable prospectus supplement,  the debt securities will not be listed on any securities exchange.

     Unless otherwise specified in the applicable  prospectus  supplement,  debt securities will be issued only in fully registered form without coupons.  Unless the prospectus supplement relating thereto specifies otherwise,  debt securities will be denominated in U.S.  dollars and will be issued only in denominations of
U.S. $1,000 and any integral multiple thereof.

     Debt  securities  may be sold at a substantial  discount below their stated
principal  amount and may bear no  interest  or  interest at a rate which at the time of issuance is below market rates.  Certain federal income tax consequences and  special  considerations  applicable  to any such  debt  securities  will be described in the applicable prospectus supplement.

     If the amount of  payments  of  principal  of and  premium,  if any, or any interest on debt  securities of any series is determined  with  reference to any type of index or  formula  or  changes  in prices of  particular  securities  or commodities,  the  federal  income tax  consequences,  specific  terms and other information  with respect to such debt  securities and such index or formula and securities  or  commodities  will  be  described  in the  applicable  prospectus supplement.

     If the principal of and premium, if any, or any interest on debt securities of any series are payable in a foreign or composite currency,  the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt  securities and such currency will be described in the applicable prospectus supplement.

Change of Control Provisions

     The prospectus  supplement  with respect to any  particular  series of debt
securities  being  offered  thereby  which  provide  for  optional   redemption,
prepayment or conversion  of such debt  securities on the  occurrence of certain event, such as a change of control of the Company, will provide:

     (1)  a description of any other  securities  into which the debt securities may be converted at the option of the holder or us and a discussion of any rights the holder of the debt  securities or any other  securities into  which  the  debt  securities  may  be  converted  to  have  such securities registered for resale or issuance upon conversion or listed on any national securities exchange;

     (2)  a discussion of the effects that such provisions may have in deterring certain mergers,  tender offers or other takeover attempts, as well as any  possible  adverse  effect on the  market  price of the  Company's securities  or the  ability  to  obtain  additional  financing  in the future;

     (3)  a statement the Company will comply with any applicable  provisions of the  requirements of Rule 14e-1  under the Securities  Exchange Act of
          1934 and any other  applicable  securities laws in connection with any optional  redemption,  prepayment  or  conversion  provisions  and any related offers by the Company (including,  if such debt securities are convertible, Rule 13e-4);

     (4)  disclosure  of any  cross-defaults  in other  indebtedness  which  may result as a consequence  of the  occurrence of certain  events so that
          the   payments   on  such  debt   securities   would  be   effectively
          subordinated;

     (5)  disclosure of effect of any failure to repurchase under the applicable
          Indenture,  including  in the  event of a  change  of  control  of the
          Company;

     (6)  disclosure of any risk that  sufficient  funds may not be available at the time of any event resulting in a repurchase obligation; and

     (7)  discussion of any  definition of "change of control"  contained in the applicable Indenture.

Payment, Registration, Transfer and Exchange

     Unless otherwise provided in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at our office or agency  maintained  for that purpose we  designate  from time to time, except that, at our option,  interest  payments,  if any, on debt  securities in registered  form may be made by checks mailed to the holders of debt  securities entitled thereto at their registered addresses. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered  at the close of business on the regular  record date for such interest.

     Unless otherwise  provided in the applicable  prospectus  supplement,  debt securities in registered form will be transferable or exchangeable at the agency of the Company  maintained  for such purpose as  designated  by the Company from time to time,  debt  securities may be transferred or exchanged  without service charge,  other than any tax or other  governmental  charge imposed in connection therewith.

Consolidation, Merger or Sale by the Company

     Under the terms of the Indenture,  Home  Properties may not be consolidated with or merge  into any  other  corporation  or  transfer  or lease  its  assets substantially  as  an  entirety,  unless  (i) the  corporation  formed  by  such consolidation or into which we are merged or the corporation  which acquires its assets is  organized  in the United  States  and  expressly  assumes  all of our obligations  under the debt  securities and all Indentures and  (ii) immediately after giving  effect to such  transaction,  no Default or Event of Default shall have  occurred  and be  continuing.  Upon  any  such  consolidation,  merger  or transfer, the successor corporation formed by such consolidation,  or into which we are merged or to which such sale is made shall succeed to, and be substituted for Home Properties under the Indenture.

     The Indenture contains no covenants or other specific  provisions to afford protection to holders of the debt securities in the event of a highly  leveraged transaction  or a change in  control,  except to the  limited  extent  described above.  Such  covenants or provisions  are not subject to waiver by our Board of
Directors  without  the  consent of the  holders of not less than a majority  in principal  amount of the outstanding  debt securities of each series affected by the waiver as described under "Modification of the Indenture" below.

Events of Default, Notice and Certain Rights on Default

     The  Indenture  provides  that,  if an Event of Default  specified  therein occurs with respect to the debt securities of any series and is continuing,  the
Trustee for such series or the holders of 25% in aggregate  principal  amount of all of the outstanding  debt securities of that series,  by written notice to us
(and to the Trustee for such series,  if notice is given by such holders of debt securities),  may declare the  principal of (or, if the debt  securities of that series are Original  Issue  Discount  Securities,  such portion of the principal amount  specified in the prospectus  supplement) and accrued interest on all the debt securities of that series to be immediately due and payable.

     The  Indenture   provides  that  the  Trustee  will,   subject  to  certain
exceptions,  within a specified number of days after the occurrence of a Default with respect to the debt  securities  of any series,  give to the holders of the debt  securities of that series  notice of all Defaults  known to it unless such
Default shall have been cured or waived.  "Default"  means any event which is or after notice or passage of time or both, would be an Event of Default.

     The  Indenture  provides  that  the  holders  of a  majority  in  aggregate principal  amount of the debt securities of each series affected (with each such series  voting as a class) may direct the time,  method and place of  conducting any  proceeding  for any remedy  available  to the Trustee for such  series,  or exercising any trust or power conferred on such Trustee.

     The Indenture  includes a covenant that Home  Properties will file annually with the Trustee a certificate  as to our  compliance  with all  conditions  and covenants of the Indenture.

     The holders of a majority in  aggregate  principal  amount of any series of debt  securities  by notice to the Trustee may waive on behalf of the holders of all debt  securities  of such series,  any past Default or Event of Default with respect  to that  series  and its  consequences,  except a  Default  or Event of
Default in the payment of the principal  of,  premium,  if any, or interest,  if any, on any Debt  Security  or a  provision  of the  Indenture  which  cannot be amended without the consent of the holder of each  Outstanding  Security of such series adversely affected.

Modification of the Indenture

     The Indenture  contains  provisions  permitting us and the Trustee to enter into one or more supplemental  indentures  without the consent of the holders of any of the debt securities in order:

     (i)  to evidence the succession of another  corporation to Home Properties'
          obligations and the assumption of our covenants by our successor;

     (ii) to add to our covenants or surrender any of our rights or powers;

     (iii)to add  additional  Events of Default  with  respect to any series of debt securities;

     (iv) to add or change any  provisions to such extent as necessary to permit or facilitate  the issuance of debt  securities in book entry form or, if allowed without penalty under applicable laws and  regulations,  to permit  payment in respect of debt  securities  in bearer  form in the
          United States;

     (v)  to change or eliminate any provision affecting debt securities not yet issued;

     (vi) to secure the debt securities;

     (vii)to establish the form or terms of debt securities;

     (viii)to cure any ambiguity, to correct or supplement any provision of the
          Indenture which may be inconsistent with any other provision  thereof, provided that such action does not  adversely  affect the interests of any holder of debt securities of any series;

     (ix) to make provision with respect to the conversion  rights of holders of debt securities; or

     (x)  to conform to any mandatory provisions of law.

     The Indenture also contains provisions  permitting us and the Trustee, with the consent of the holders of a majority in  aggregate  principal  amount of the outstanding debt securities  affected by such  supplemental  indenture (with the debt  securities  of each  series  voting as a class),  to execute  supplemental indentures  adding any  provisions  to or  changing  or  eliminating  any of the provisions  of the  Indenture or any  supplemental  indenture  or modifying  the rights of the holders of debt  securities  of such  series,  except that no such supplemental  indenture  may,  without  the  consent  of the holder of each Debt
Security so affected:

     (i)  change the time for  payment  of  principal  or  premium,  if any,  or interest on any Debt Security;

     (ii) reduce  the  principal  of, or any  installment  of  principal  of, or premium,  if any,  or  interest  on any Debt  Security,  or change the manner in which the amount of any of the foregoing is determined;

     (iii)reduce the amount of premium,  if any, payable upon the redemption of any Debt Security;

     (iv) reduce  the  amount of  principal  payable  upon  acceleration  of the maturity of any Original Issue Discount Security;

     (v)  reduce the  percentage  in principal  amount of the  outstanding  debt securities affected thereby,  the consent of whose holders is required for  modification  or  amendment  of the  Indenture  or for  waiver or compliance  with certain  provisions of the Indenture or for waiver of certain defaults;

     (vi) make  any  change  which  adversely   affects  the  right  to  convert
          convertible  debt  securities  or  decrease  the  conversion  rate  or increase the conversion price; or

     (vii)modify the provisions  relating to waiver of certain  defaults or any of the foregoing provisions.

Defeasance

     If so described in the prospectus supplement relating to debt securities of a specific  series,  we may discharge our  indebtedness  and our  obligations or terminate  certain of our  obligations  and covenants  under the Indenture  with respect to the debt securities of such series by depositing funds or obligations issued or  guaranteed  by the United  States  government  with the Trustee.  The prospectus supplement will more fully describe the provisions,  if any, relating to such discharge or termination of obligations.

Conversion rights

     The terms and conditions,  if any, upon which any series of debt securities are convertible  into common stock,  preferred stock or other securities will be set  forth in the  applicable  prospectus  supplement.  The terms  will  include whether the debt securities are convertible into such securities, the conversion price (or manner of calculation thereof),  the conversion period,  provisions as to whether  conversion  will be at our option or the option of the holders,  the events requiring an adjustment of the conversion price and provisions  affecting conversion  in the  event  of the  redemption  of the  debt  securities  and any restrictions on conversion,  including  restrictions directed at maintaining our status as a REIT. If we issue debt securities  that are convertible  into shares of preferred  stock having  rights,  preferences  or privileges  with respect to voting, dividends,  rights upon liquidation or otherwise that are on par with or senior to any class or series of preferred stock,  then the rights of holders of such junior or parity  classes or series of  preferred  stock may be  materially adversely affected. In addition, the conversion of any such debt securities into common stock or  preferred  stock could result in the dilution of the holders of the then-existing shares of common stock or preferred stock.

Global securities

     The debt  securities  of a series  may be issued in whole or in part in the form of one or more global  securities that will be deposited with, or on behalf of, a depository  identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository  Trust Company (DTC), as depository.  We may issue  global  securities  in either  registered  or  bearer  form and in either temporary  or  permanent  form.  We will  describe  the  specific  terms  of the depository  arrangement  with  respect  to a series  of debt  securities  in the applicable  prospectus supplement relating to such series. We expect that unless
the  applicable   prospectus   supplement  provides  otherwise,   the  following
provisions will apply to depository arrangements.

     Once a global  security is issued,  the depository for such global security or its nominee will credit on its book-entry  registration  and transfer  system the respective  principal amounts of the individual debt securities  represented by such global security to the accounts of participants  that have accounts with such depository. Such accounts shall be designated by the underwriters,  dealers or agents with  respect to such debt  securities  or by us if we offer such debt securities  directly.  Ownership of beneficial interests in such global security will be limited to  participants  with the  depository  or persons that may hold interests through those participants.

     We  expect  that,  under  procedures   established  by  DTC,  ownership  of
beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that  ownership  will be effected only through, records  maintained by DTC or its nominee (with respect to beneficial  interests of participants  with the depository) and records of participants  (with respect to  beneficial  interests  of persons  who hold  through  participants  with the depository).  Neither  we nor  the  trustee  will  have  any  responsibility  or liability for any aspect of the records of DTC or for  maintaining,  supervising or  reviewing  any  records  of  DTC or any  of  its  participants  relating  to beneficial  ownership interests in the debt securities.  The laws of some states require that certain  purchasers  of securities  take physical  delivery of such securities  in definitive  form.  Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     Except  as  described  below or in the  applicable  prospectus  supplement, owners of beneficial  interest in a global security will not be entitled to have any of the  individual  debt  securities  represented  by such  global  security registered in their names,  will not receive or be entitled to receive  physical delivery  of any  such  debt  securities  in  definitive  form  and  will not be considered  the  owners  or  holders  thereof  under the  applicable  indenture.
Beneficial owners of debt securities  evidenced by a global security will not be considered the owners or holders thereof under the applicable  indenture for any purpose, including with respect to the giving of any direction,  instructions or approvals to the trustee under the indenture.  Accordingly, each person owning a beneficial  interest  in a global  security  with  respect  to which  DTC is the depository  must  rely on the  procedures  of DTC and,  if such  person is not a participant  with the depository,  on the procedures of the participant  through which such person owns its  interests,  to exercise any rights of a holder under the applicable indenture.  We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security  desires to give or take any action which a holder is entitled to give or  take  under  the  applicable  indenture,  DTC  would  authorize  the participants  holding  the  relevant  beneficial  interest  to give or take such action,  and such  participants  would authorize  beneficial owners through such participants  to give or take  such  actions  or  would  otherwise  act upon the instructions of beneficial owners holding through them.

     Payments  of  principal  of, and any  premium  (or  make-whole  amount) and interest  on,  individual  debt  securities  represented  by a  global  security registered  in the name of a depository or its nominee will be made to or at the direction  of the  depository  or  its  nominee,  as the  case  may  be,  as the registered  owner of the global security under the applicable  indenture.  Under the terms of the applicable indenture,  we and the trustee may treat the persons in whose name debt securities,  including a global  security,  are registered as the owners  thereof for the purpose of receiving  such  payments.  Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial  owners of debt  securities  including principal, any premium (or make-whole amount) or interest. We believe,  however, that it is  currently  the policy of DTC to  immediately  credit the accounts of relevant  participants  with such payments,  in amounts  proportionate  to their respective  holdings of beneficial  interests in the relevant global security as shown on the records of DTC or its  nominee.  We also  expect  that  payments by participants  to owners of  beneficial  interests in such global  security  held through  such  participants  will  be  governed  by  standing  instructions  and customary  practices,  as is the case with  securities  held for the  account of customers  in  bearer  form  or  registered  in  street  name,  and  will be the responsibility of such participants. Redemption notices with respect to any debt securities  represented  by a global  security will be sent to the depository or its  nominee.  If less than all of the debt  securities  of any series are to be redeemed,  we expect the  depository  to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot.
Neither we, the trustee,  any paying agent nor the security  registrar  for such debt securities will have any  responsibility or liability for any aspect of the records  relating  to or  payments  made  on  account  of  beneficial  ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

     Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying  the beneficial  owners of debt securities,  and we and the  trustee  may  conclusively  rely  on,  and  will be protected in relying on,  instructions  from the holder of a global  security or
the  depository  for  all  purposes.   The  rules  applicable  to  DTC  and  its
participants are on file with the SEC.

     If a depository for any debt securities is at any time unwilling, unable or ineligible  to  continue  as  depository  and  we do  not  appoint  a  successor depository  within 90 days, we will issue individual debt securities in exchange for the global security  representing such debt securities.  In addition, we may at any time and in our sole discretion,  subject to any limitations described in the prospectus  supplement  relating to such debt  securities,  determine not to have any of such debt  securities  represented by one or more global  securities and in such event will issue  individual  debt  securities  in exchange  for the global security or securities representing such debt securities. Individual debt securities  so issued  will be issued in  denominations  of $1,000 and  integral multiples of $1,000.

The Trustee

     The  prospectus  supplement  will identify the Trustee under the applicable
Indenture.   The  Company  may  also  maintain   banking  and  other  commercial
relationships  with any Trustee and its  affiliates  in the  ordinary  course of business.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The following  discussion  describes the material U.S.  federal  income tax considerations  relating to the  taxation of Home  Properties  as a REIT and the acquisition,  ownership  and  disposition  of  our  common  stock.  If we  offer securities other than common stock,  information about any additional income tax consequences  to holders of those  securities  will be included in the documents pursuant to which those securities are offered.

     The following  summary is based on current law, is for general  information only and is not tax advice. The information in this section is based on the Code as currently in effect,  current,  temporary and proposed  Treasury  Regulations promulgated  under the  Code,  the  legislative  history  of the  Code,  current administrative  interpretations  and practices of Internal  Revenue Service (the
"IRS"),  including  its  practices  and policies as expressed in private  letter rulings  which are not binding on the IRS except with respect to the  particular taxpayers who requested and received such rulings,  and court decisions,  all as of the date of this prospectus.  There is no assurance that future  legislation,
Treasury  Regulations,  administrative  interpretations  and  practices or court decisions will not adversely affect existing  interpretations.  Any change could apply retroactively to transactions preceding the date of the change.

     We have not requested, and do not plan to request, any rulings from the IRS concerning  our tax treatment  and the  statements  in this  prospectus  are not binding on the IRS or a court.  Thus,  we can  provide no  assurance  that these statements  will  not be  challenged  by the  IRS or  sustained  by a  court  if challenged  by the IRS.  The tax  treatment to holders of common stock will vary depending  on a  holder's  particular  situation  and this  discussion  does not purport to deal with all aspects of taxation that may be relevant to a holder of common stock in light of his or her personal  investments or tax  circumstances, or to  stockholders  subject to special  treatment  under the federal income tax laws except to the extent  discussed under the headings  "Taxation of Tax-Exempt
Stockholders" and "Taxation of Non-U.S.  Stockholders."  Stockholders subject to special treatment include,  without limitation,  insurance companies,  financial institutions or broker-dealers,  tax-exempt organizations,  stockholders holding securities as part of a conversion  transaction or hedge or hedging  transaction or as a position  in a  straddle  for tax  purposes,  foreign  corporations  and persons who are not citizens or residents of the United States.

     In addition, the summary below does not consider the effect of any foreign, state,  local or other tax laws that may be  applicable to holders of the common stock. If we meet the detailed  requirements in the Code for  qualification as a
REIT,  which are  summarized  below,  we will be treated  as a REIT for  federal income tax purposes.  In this case, we generally  will not be subject to federal corporate  income taxes on our net income that is currently  distributed  to our stockholders. This treatment substantially eliminates the "double taxation" that generally  results from investments in a corporation.  Double taxation refers to the  imposition of corporate  level tax on income  earned by a  corporation  and taxation  at the  shareholder  level on  funds  distributed  to a  corporation's shareholders.  If we fail to qualify as a REIT in any taxable year, we would not be allowed a deduction  for  dividends  paid to our  stockholders  in  computing taxable income and would be subject to federal  income tax at regular  corporate rates. Unless entitled to relief under specific statutory  provisions,  we would be  ineligible  to be taxed as a REIT for the four  succeeding  tax years.  As a result,  the funds  available  for  distribution  to our  stockholders  would be reduced.  Each  prospective  purchaser should consult his or her own tax advisor regarding the specific tax  consequences of the purchase,  ownership and sale of common  stock,  including  the  federal,  state,  local,  foreign  and other tax consequences  of such purchase,  ownership and sale and of potential  changes in applicable tax laws.

Taxation of Home Properties

     General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code,  commencing with our taxable year ended December 31,  1994. We believe we have  been  organized  and have  operated  in a manner  which  qualifies  for taxation  as a REIT  under  the Code  commencing  with our  taxable  year  ended
December 31, 1994. We intend to continue to operate in this manner. However, our qualification  and taxation as a REIT depends upon our ability to meet,  through actual annual operating results, asset diversification,  distribution levels and diversity of stock ownership,  the various qualification tests imposed under the
Code. Accordingly,  there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT.  Further,
legislative,   administrative   or   judicial   action   may   change,   perhaps
retroactively,   the  anticipated   income  tax  treatment   described  in  this
prospectus. See "Failure to Qualify."

     This  discussion  is  not  intended  to be a  substitute  for  careful  tax planning.  We urge each prospective  investor to consult with his or her own tax advisor  regarding  the specific tax  consequences  applicable to him or her, in light  of  his or  her  particular  circumstances,  relating  to  the  purchase, ownership and  disposition of our common shares,  including the federal,  state, local, foreign and other tax consequences of such purchase,  ownership, sale and disposition.

     In the opinion of Nixon  Peabody  LLP,  Home  Properties  was  organized in conformity with the requirements for  qualification as a REIT, and its method of operation has enabled it, and its proposed method of operation will enable it to meet the requirements for  qualification  and taxation as a REIT under the Code.
This opinion is based on certain  assumptions  and is  conditioned  upon certain representations  made by Home Properties as to certain factual matters  relating to Home Properties' organization,  manner of operation,  income and assets. Home
Properties'  qualification  and  taxation  as  a  REIT  will  depend  upon  Home
Properties'  satisfaction  of the  requirements  necessary to be classified as a
REIT,  discussed below, on a continuing basis. Nixon Peabody LLP will not review compliance with these tests on a continuing basis.  Therefore,  no assurance can be given that Home Properties will satisfy such tests on a continuing basis. You should be aware that  opinions  of counsel  are not  binding on the IRS,  and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

     The sections of the Code that relate to the  qualification and operation as a REIT are highly  technical and complex.  The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the
Code, and  administrative  and judicial  interpretations  of the Code, and these rules and these regulations.

     If we qualify for taxation as a REIT,  we generally  will not be subject to federal  corporate income taxes on our net income that is currently  distributed to  our  stockholders.  This  treatment  substantially  eliminates  the  "double taxation" that generally results from investment in a corporation. However, Home
Properties will be subject to federal income tax as follows:

     First,  we will be taxed at regular  corporate  rates on any  undistributed
REIT  taxable  income,  including  undistributed  net capital  gains;  provided, however,  that properly designated  undistributed capital gains will effectively avoid taxation at the  stockholder  level. A REIT's "REIT taxable income" is the otherwise taxable income of the REIT subject to certain adjustments, including a deduction for dividends paid.

     Second, we may be subject to the "alternative  minimum tax" on our items of tax preference under some circumstances.

     Third,  if we have  (a) net  income from the sale or other  disposition  of
"foreclosure  property"  which is held  primarily  for sale to  customers in the ordinary course of business or (b) other  nonqualifying  income from foreclosure property,  we will  be  subject  to tax at the  highest  corporate  rate on this income.  Foreclosure  property  is defined  generally  as  property  we acquired through  foreclosure  or after a default on a loan  secured by the property or a lease of the property.

     Fourth,  we will be subject to a 100% tax on any net income from prohibited
transactions.   Prohibited   transactions   generally  include  sales  or  other
dispositions  of property  held  primarily for sale to customers in the ordinary course of business, other than the sale or disposition of foreclosure property.

     Fifth, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95%
test multiplied by (b) a fraction intended to reflect our  profitability,  if we fail to satisfy the 75% gross  income test or the 95% gross income test but have maintained our qualification as a REIT because we satisfied other  requirements.
The gross income tests are discussed below.

     Sixth, we would be subject to a 4% excise tax on the excess of the required distribution  over the amounts  actually  distributed  (plus retained amounts on which income tax is paid at the corporate level) if we fail to distribute during each calendar year at least the sum of: 85% of our REIT ordinary  income for the year,  95%  of  our  REIT  capital  gain  net  income  for  the  year,  and  any undistributed taxable income from prior periods.

     Seventh,  if we acquire any asset from a corporation which is or has been a
C corporation  in a transaction  in which the basis of the acquired asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation,  and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on this gain to the extent of the  "built-in-gain" of the asset. The  "built-in-gain" of an asset  equals  the  excess of  (a) the  fair  market  value of the asset over
(b) our  adjusted basis in the asset,  determined as of the date we acquired the asset from the C corporation. A C corporation is generally a corporation subject to full corporate-level tax.

     Eighth,  we will be  subject  to a 100%  tax on  amounts  received  through arrangements between Home Properties,  its tenants and a taxable REIT subsidiary that are not arm's length.

     Ninth,  certain of our  subsidiaries  are  subchapter C  corporations,  the earnings of which could be subject to federal corporate income tax.

     In addition,  we and our subsidiaries may be subject to a variety of taxes, including  payroll taxes and state,  local,  property,  and other taxes on their assets and  operations.  We could also be  subject to tax in  situations  and on transactions not presently contemplated.

     Requirements  for  Qualification  as a REIT.  The Code  defines a REIT as a corporation, trust or association that:

     1.   is managed by one or more trustees or directors;

     2.   uses  transferable  shares or  transferable  certificates  to evidence beneficial ownership;

     3.   would be  taxable  as a  domestic  corporation,  but for  Sections 856 through 859 of the Code;

     4.   is not a financial  institution  referred to in  Section 582(c) of the
          Code  or an  insurance  company  to  which  subchapter  L of the  Code applies;

     5.   is beneficially owned by 100 or more persons;

     6.   during the last half of each  taxable  year not more than 50% in value of its outstanding stock is owned, actually or constructively, by five or fewer  individuals,  as defined in the Code to include the entities set forth in Section 542(a)(2) of the Code; and

     7.   meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

     The Code provides that conditions (1) to (4), inclusive, must be met during the entire  taxable year and that  condition (5) must be met during at least 335 days of a taxable year of twelve  months,  or during a  proportionate  part of a taxable  year of less than twelve  months.  Conditions  (5) and (6) do not apply until after the first  taxable year for which an election  made to be taxed as a
REIT.  For purposes of condition  (6),  pension funds and some other  tax-exempt entities are treated as individuals,  subject to a  "look-through"  exception in the case of pension funds.  We have satisfied  condition (5) and believe that we have  issued  sufficient  shares to satisfy  condition  (6).  In  addition,  our articles of  incorporation  provides for  restrictions  regarding  ownership and transfer of shares.  These  restrictions are intended to assist us in continuing to satisfy  the share  ownership  requirements  described  in (5) and (6) above.
These  ownership and transfer  restrictions  are  described in the  accompanying
prospectus  in   "Description  of  Capital   Stock-Restrictions   on  Transfer."
Primarily,  though not  exclusively,  as a result of fluctuations in value among the different  classes of our stock,  these  restrictions may not ensure that we will,  in all  cases,  be able  to  satisfy  the  share  ownership  requirements described in  conditions  (5) and (6) above.  If we fail to satisfy  these share ownership  requirements,  our status as a REIT will  terminate.  However,  if we comply with the rules contained in applicable Treasury  Regulations that require us to ascertain the actual  ownership of our shares and we do not know, or would not have known through the exercise of reasonable  diligence,  that we failed to meet the  requirement  described in condition  (6) above,  we will be treated as having met this requirement. See "Failure to Qualify."

     In  addition,  a  corporation  may not  elect to become a REIT  unless  its taxable year is the calendar  year. We have and will continue to have a calendar taxable year.

     Taxable REIT Subsidiaries.  A taxable REIT subsidiary of Home Properties is a corporation other than a REIT in which Home Properties  directly or indirectly holds  stock  and that has made a joint  election  with  Home  Properties  to be treated as a taxable REIT  subsidiary.  A taxable REIT  subsidiary also includes any  corporation  other  than a REIT  with  respect  to  which  a  taxable  REIT subsidiary of Home Properties  owns  securities  possessing more than 35% of the total voting power or value of the outstanding  securities of such  corporation.
However,  a taxable REIT  subsidiary  does not include  certain  health care and lodging  facilities.  A taxable REIT  subsidiary  is subject to regular  federal income tax,  and state and local income tax where  applicable,  as a regular "C"
corporation.  In addition,  a taxable REIT  subsidiary of Home Properties may be limited  in its  ability  to  deduct  interest  paid  to Home  Properties.  Home
Properties  jointly made the election with the following entities for them to be treated as taxable REIT  subsidiaries  of Home Properties  effective  January 1,
2001: Home Properties  Resident  Services,  Inc. and, until its merger with Home
Properties  Resident  Services,  Inc.,  on November  21, 2006,  Home  Properties
Management, Inc.

     Qualified REIT Subsidiaries.  If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded  for  federal  income tax  purposes.  Generally,  a  qualified  REIT subsidiary is a corporation,  other than a taxable REIT  subsidiary,  all of the capital stock of which is owned by the REIT. All assets,  liabilities  and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets,  liabilities  and items of income,  deduction  and credit of the REIT itself.  A qualified REIT  subsidiary of Home  Properties will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

     Ownership  of a  Partnership  Interest.  In the  case of a REIT  which is a partner in a partnership,  IRS regulations  provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, a partner in a partnership  will be deemed to be entitled to the income of the partnership attributable to its  proportionate  share. The character of the assets and gross income  of the  partnership  retains  the same  character  in the  hands of Home
Properties  for purposes of Section 856  of the Code,  including  satisfying the gross income tests and the asset tests.  Thus,  our  proportionate  share of the assets, liabilities and items of income of the Operating Partnership,  including the Operating  Partnership's share of these items for any partnership or limited liability  company,  are treated as our assets,  liabilities and items of income for purposes of applying the requirements described in this prospectus.

     We have  included  a summary  of the rules  governing  the  Federal  income taxation  of  partnerships  and  their  partners  below in "Tax  Aspects  of the
Operating Partnership".  We have direct control of the Operating Partnership and will continue to operate it consistent with the requirements  for  qualification as a REIT.

     Income  Tests.  We must satisfy two gross income  requirements  annually to maintain our  qualification as a REIT.  First,  each taxable year we must derive directly  or  indirectly  at least  75% of our  gross  income  from  investments relating to real property or mortgages on real property,  including  "rents from real  property" and, in specific  circumstances,  interest,  or from  particular types of temporary  investments.  Gross income from  prohibited  transactions is excluded  for purposes of  determining  if we satisfy  this test.  Second,  each taxable  year we must  derive at least 95% of our gross  income  from these real property investments,  dividends, interest and gain from the sale or disposition of stock or securities,  or from any combination of the foregoing.  Gross income from  prohibited  transactions  is excluded  for purposes of  determining  if we satisfy this test.

     The term  "interest"  generally  does not  include  any amount  received or accrued,  directly or indirectly,  if the determination of the amount depends in whole or in part on the  income or  profits of any  person.  However,  an amount received  or accrued  generally  will not be excluded  from the term  "interest"
solely by reason of being based on a fixed percentage or percentages of receipts or sales.  Rents we  receive  will  qualify  as "rents  from real  property"  in satisfying  the gross income  requirements  for a REIT  described  above only if several conditions are met.

     First,  the  amount  of rent  must  not be based in whole or in part on the income or  profits  of any  person.  However,  an  amount  received  or  accrued generally will not be excluded from the term "rents from real  property"  solely by reason of being based on a fixed  percentage  or  percentages  of receipts or sales.

     Second, the Code provides that rents received from a "related party tenant"
will not qualify as "rents from real  property" in  satisfying  the gross income tests.  A  related  party  tenant  is a  tenant  of Home  Properties  that  Home
Properties,  or one or more actual or constructive owners of 10% or more of Home
Properties,  actually or constructively own in the aggregate 10% or more of such tenant. For taxable years after December 31,  2000, Home Properties will be able to lease its properties to a taxable REIT subsidiary and the rents received from that subsidiary  will not be disqualified  from being "rents from real property"
by reason of Home  Properties'  ownership  interest in the subsidiary so long as the  property  is  operated  on  behalf of the  taxable  REIT  subsidiary  by an
"eligible independent contractor."

     Third, if rent attributable to personal property, leased in connection with a lease of real  property,  is greater than 15% of the total rent received under the lease,  then the portion of rent  attributable to personal property will not qualify as "rents from real property."

     Finally,  for rents received to qualify as "rents from real property," Home
Properties  is  allowed  only to  provide  services  that are both  "usually  or customarily  rendered" in  connection  with the rental of real  property and not otherwise  considered "rendered to the occupant." Income received from any other services will be treated as  "impermissible  tenant  service  income" unless the services are provided through an independent  contractor that bears the expenses of providing  the services and from whom Home  Properties  derives no revenue or through a taxable REIT subsidiary,  subject to specified limitations. The amount of impermissible tenant service income is deemed to be the greater of the amount actually  received  by the  REIT  or 150% of  Home  Properties'  direct  cost of providing the service. If the impermissible  tenant service income exceeds 1% of
Home  Properties'  total  income from  income  from a property,  then all of the income from that property will fail to qualify as rents from real  property.  If the total amount of impermissible tenant service income from a property does not exceed 1% of Home Properties'  total income from that property,  the income will not cause the rent paid by tenants of that  property to fail to qualify as rents from real property,  but the impermissible tenant service income itself will not qualify as rents from real property.

     We believe that Home Properties'  real estate  investments will continue to give rise to income  that will  enable it to  satisfy  all of the  income  tests described above.  Substantially  all of Home Properties'  income will be derived from its interest in the Operating  Partnership,  which will, for the most part, qualify as "rents from real  property" for purposes of the 75% and the 95% gross income tests. We generally do not and do not intend to:

     -    charge rent for any property  that is based in whole or in part on the income or profits of any person,  except by reason of being based on a percentage of receipts or sales, as described above;

     -    rent any property to a related  party  tenant  (except for leases to a taxable REIT subsidiary);

     -    derive rental income  attributable  to personal  property,  other than personal  property  leased  in  connection  with  the  lease  of  real property,  the  amount  of which is less  than 15% of the  total  rent received under the lease; or

     -    perform  services  (other than services that are "usual or customary")
          considered to be rendered to the occupant of the property,  other than through an  independent  contractor  from whom we derive no revenue or through a taxable REIT subsidiary.

Notwithstanding  the  foregoing,  we may have taken and may continue to take the actions  set forth  above to the extent  these  actions  will not,  based on the advice of our tax counsel, jeopardize our status as a REIT.

     Home  Properties  may receive  certain  types of income with respect to the properties  it owns that will not qualify for the 75% or 95% gross  income test.
In  addition,   dividends  on  Home  Properties'  stock  in  any  non-controlled subsidiaries or taxable REIT  subsidiaries  will not qualify under the 75% gross income test. Home Properties  believes,  however,  that the aggregate  amount of such fees and other  non-qualifying  income in any  taxable  year will not cause
Home Properties to exceed the limits on non-qualifying  income under the 75% and
95% income tests.

     If we fail to satisfy one or both of the 75% or 95% gross  income tests for any taxable year, we may  nevertheless  qualify as a REIT for the year if we are entitled to relief under  specific  provisions  of the Code.  Generally,  we may avail ourselves of the relief provisions if: (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect,  and  (ii) following our  identification  of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross  income for  purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations to be issued.

     It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.  For example,  if we fail to  satisfy  the  gross  income  tests  because  non-qualifying  income  that we intentionally  incur exceeds the limits on non-qualifying  income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

     If  these  relief   provisions  do  not  apply  to  a  particular   set  of
circumstances, we will not qualify as a REIT. As discussed above in "Taxation of
Home Properties  -General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to the amount by which we fail to satisfy the  particular  gross income test. We may not always be able to  maintain  compliance  with the gross  income  tests  for REIT  qualification despite our periodic monitoring of our income.

     Prohibited  Transaction  Income. Any gain realized by us on the sale of any property  held as  inventory  or  other  property  held  primarily  for  sale to customers in the ordinary  course of business,  including  our share of any such gain  realized by the  Operating  Partnership,  will be treated as income from a prohibited  transaction  that is subject to a 100% penalty tax. This  prohibited transaction  income may also adversely  effect our ability to satisfy the income tests for  qualification as a REIT. Under existing law, whether property is held as  inventory or  primarily  for sale to  customers in the ordinary  course of a trade or  business  is a  question  of fact  that  depends  on all the facts and circumstances surrounding the particular transaction.

     The Operating  Partnership  intends to hold the  properties  for investment with a view to long- term appreciation,  to engage in the business of acquiring, developing, owning, and operating its properties and to make occasional sales of the properties as are  consistent  with the Operating  Partnership's  investment objectives.  However,  the IRS may  contend  that one or more of these  sales is subject to the 100% penalty tax. No assurance  can be given that any property we sell will not be treated as property held for sale to customers,  or that we can comply with certain  safe-harbor  provisions  of the Code that would prevent the imposition of the 100% penalty tax.

     Asset Tests. At the close of each quarter of our taxable year, we also must satisfy six tests relating to the nature and diversification of our assets.

     First, at least 75% of the value of our total assets must be represented by real  estate  assets,  cash,  cash items and U.S.  government  securities.  Home
Properties' real estate assets include, for purposes of this test, its allocable share  of real  estate  assets  held by the  partnerships  in  which  it owns an interest and the non-corporate  subsidiaries of those  partnerships,  as well as stock or debt  instruments held for one year or less that are purchased with the proceeds  of an offering  of shares or  long-term  (at least five years) debt of
Home Properties.

     Second,  not more  than  25% of our  total  assets  may be  represented  by securities, other than those securities includable in the 75% asset test.

     Third,  except for investments in REITs,  qualified REIT  subsidiaries  and taxable REIT  subsidiaries,  the value of any one issuer's  securities  owned by
Home Properties may not exceed 5% of the value of Home Properties' total assets.

     Fourth,  except for investments in REITs,  qualified REIT  subsidiaries and taxable REIT subsidiaries,  Home Properties may not own more than 10% of any one issuer's outstanding voting securities.

     Fifth,  except  for  investments  in REITs,  qualified  REIT  subsidiaries, taxable REIT subsidiaries  "straight debt" having specified  characteristics and to certain other securities  described  below,  Home Properties may not own more than 10% of the total value of the outstanding securities of any one issuer.

     Sixth, not more than 20% of the value of Home Properties'  total assets may be represented by the securities of one or more taxable REIT subsidiaries.

     Certain  relief  provisions  are  available  to REITs to satisfy  the asset
requirements,   or  to  maintain  REIT  qualification   notwithstanding  certain
violations of the asset and other requirements. One such provision allows a REIT which  fails  one or more  of the  asset  requirements  (other  than de  minimis violations  of the 5% and 10% asset tests as  described  below) to  nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure,  (b) the failure is due to reasonable  cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure  multiplied  by the  highest  applicable  corporate  tax rate
(currently  35%),  and (d) the  REIT either  disposes of the assets  causing the failure within 6 months after the last day of the quarter in which it identifies the failure,  or otherwise  satisfies the relevant  asset tests within that time frame.

     In the case of de minimis  violations of the 10% and 5% asset tests, a REIT may  maintain  its  qualification  if (a) the  value of the assets  causing  the violation  do not  exceed  the  lesser of 1% of the  REIT's  total  assets,  and
$10,000,000,  and (b) the REIT either disposes of the assets causing the failure within 6 months  after the last day of the  quarter in which it  identifies  the failure, or the relevant tests are otherwise satisfied within that time frame.

     Certain  securities  will  not  cause a  violation  of the 10%  value  test described above. Such securities include  instruments that constitute  "straight debt," which includes securities having certain contingency features. A security will not qualify as "straight  debt" where a REIT (or a controlled  taxable REIT subsidiary  of the REIT) owns other  securities  of the issuer of that  security which do not  qualify  as  straight  debt,  unless  the  value  of  those  other securities constitute,  in the aggregate,  1% or less of the total value of that issuer's  outstanding  securities.  In addition to straight debt,  certain other securities will not violate the 10% value test. Such securities  include (a) any loan made to an individual or an estate,  (b) certain rental agreements in which one or more payments are to be made in subsequent  years (other than  agreements between a REIT and certain persons related to the REIT),  (c) any  obligation to pay rents from real property,  (d) securities  issued by  governmental  entities that are not  dependent in whole or in part on the profits of (or payments  made
by) a  non-governmental  entity,  (e) any  security  issued by another REIT, and
(f) any debt instrument issued by a partnership if the  partnership's  income is of a nature that it would  satisfy the 75% gross  income  test  described  above under "--Income Tests." In applying the 10% value test, a debt security issued by a  partnership  is not taken into  account to the extent,  if any, of the REIT's proportionate equity interest in that partnership.

     As previously discussed, Home Properties is deemed to own its proportionate share of the  assets  of a  partnership  in which  it is a  partner  so that the partnership interest, itself, is not a security for purposes of this asset test.

     We believe that our holdings of assets comply, and will continue to comply, with the foregoing REIT asset requirements,  and we intend to monitor compliance on an ongoing basis. No independent  appraisals have been obtained,  however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities.  We do not intend to seek an IRS ruling as to the  classification  of our  properties  for  purposes of the REIT asset  tests.
Accordingly,  there can be no  assurance  that the IRS will not contend that our assets or our interest in other  securities  cause a violation of the REIT asset requirements.

     After  initially  meeting the asset tests at the close of any  quarter,  we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter  solely by reason of changes in asset values.  If we fail to satisfy  the asset tests  because we acquire  additional  securities  of Home
Properties Resident Services,  Inc. or other securities or other property during a quarter,  including an increase in our interests in the Operating Partnership, we can cure this failure by disposing of sufficient non-qualifying assets within
30 days after the close of that quarter. We have maintained and will continue to maintain  adequate records of the value of our assets to ensure  compliance with the asset  tests and to take such  other  actions  within  the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure  noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

     Annual Distribution Requirements.  To maintain our qualification as a REIT, we are required to distribute dividends,  other than capital gain dividends,  to our stockholders in an amount at least equal to:

     -    the sum of:

     -    90% of our  "REIT  taxable  income,"  computed  without  regard to the dividends paid deduction and our net capital gain, and

     -    90% of the after tax net income, if any, from foreclosure property;

     -    minus:

     -    the sum of specified items of noncash income.

These distributions must be paid in the taxable year to which they relate, or in the  following  taxable year if they are declared  before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such  declaration.  These  distributions  are taxable to holders of common stock and  convertible  preferred  stock,  other than  tax-exempt  entities,  as discussed  below,  in the  year in  which  paid.  This is so even  though  these distributions  relate to the prior  year for  purposes  of our 90%  distribution requirement.  The  amount  distributed  must not be  preferential  (e.g.,  every shareholder  of the  class  of stock to  which a  distribution  is made  must be treated the same as every other shareholder of that class, and no class of stock may be  treated  otherwise  than in  accordance  with its  dividend  rights as a class).

     To the extent  that we do not  distribute  all of our net  capital  gain or distribute at least 90%, but less than 100%,  of our "REIT  taxable  income," as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate  tax  rates.  We have  made and  intend to make  timely  distributions sufficient to satisfy these annual distribution requirements. We expect that our
REIT  taxable  income  will be less than our cash flow due to the  allowance  of depreciation  and other  non-cash  charges in  computing  REIT  taxable  income.
Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. In this regard, the Partnership Agreement of the Operating  Partnership  authorizes
Home Properties,  as general partner,  to take such steps as may be necessary to cause  the  Operating  Partnership  to  distribute  to its  partners  an  amount sufficient to permit Home  Properties to meet these  distribution  requirements.
However,  from time to time,  we may not have  sufficient  cash or other  liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses,  and the inclusion of income and deduction of expenses in arriving at our taxable income.
If  these  timing   differences   occur,  in  order  to  meet  the  distribution
requirements,  we may need to arrange for  short-term,  or  possibly  long-term, borrowings  or need to pay  dividends  in the form of taxable  stock  dividends.
Under specific circumstances identified in the Code, we may be able to rectify a failure to meet the  distribution  requirement for a year by paying  "deficiency dividends"  to  stockholders  in a later  year,  which  may be  included  in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends.  However, we will be required  to pay  interest  based  upon the  amount of any  deduction  taken for deficiency dividends.

     Furthermore,  we would be  subject  to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute  during each  calendar  year,  or in the case of  distributions  with declaration  and record  dates  falling in the last three months of the calendar year, by the end of January  immediately  following  such year, at least the sum of:

     -    85% of our REIT ordinary income for such year,

     -    95% of our REIT capital gain income for the year,

     -    and any undistributed taxable income from prior periods.

Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount  distributed  during that year for purposes of calculating such tax.

Failure to Qualify

     If we fail to qualify for taxation as a REIT in any taxable  year,  and the relief  provisions  do not  apply,  we will be  subject  to tax,  including  any applicable  alternative  minimum tax, on our taxable income at regular corporate rates.  Distributions  to  stockholders  in any year in which we fail to qualify will not be  deductible  by us and we will not be  required  to  distribute  any amounts to our stockholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders.

     In  addition,  if we  fail  to  qualify  as a REIT,  all  distributions  to stockholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits,  and subject to limitations  identified in the
Code,  corporate  distributees  may  be  eligible  for  the  dividends  received deduction.  Unless entitled to relief under specific  statutory  provisions,  we will also be ineligible  to be taxed as a REIT for the four tax years  following the year during  which we lost our  qualification.  It is not  possible to state whether in all circumstances we would be entitled to this statutory relief.

Taxation of Taxable U.S. Stockholders

     As used  below,  the term  "U.S.  stockholder"  means a holder of shares of common stock who, for United States federal income tax purposes: is a citizen or resident of the United States;  is a corporation,  partnership,  or other entity created or organized  in or under the laws of the United  States or of any state thereof or in the District of Columbia,  unless,  in the case of a  partnership,
Treasury  Regulations  provide  otherwise;  is an estate  the income of which is subject to United States federal income taxation regardless of its source; or is a trust whose  administration is subject to the primary  supervision of a United
States  court and  which  has one or more  United  States  persons  who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations,  some trusts in existence on August 20,  1996,  and treated as United States persons prior to this date that elect to continue  to be treated as United  States  persons,  are also considered U.S. stockholders.

     Distributions Generally. As long as we qualify as a REIT, distributions out of our current or  accumulated  earnings  and  profits,  other than capital gain dividends discussed below, will constitute dividends taxable to our taxable U.S.
stockholders as ordinary income.  These  distributions  will not be eligible for the  dividends-received  deduction  in the  case of U.S.  stockholders  that are corporations. To the extent that we make distributions,  other than capital gain dividends discussed below, in excess of our current and accumulated earnings and profits,  these  distributions  will be treated  first as a  tax-free  return of capital to each U.S. stockholder.  This treatment will reduce the adjusted basis which each U.S.  stockholder  has in his shares of stock for tax purposes by the amount of the distribution.  This reduction will not, however, reduce a holder's adjusted  basis  below  zero.  Distributions  in excess of a U.S.  stockholder's adjusted basis in his shares will be taxable as capital gain,  provided that the shares have been held as a capital asset. In addition,  these distributions will be taxable as long-term  capital gain if the shares have been held for more than one year.

     Dividends that we declare in October, November, or December of any year and that are payable to a stockholder  of record on a specified date in any of these months  shall be treated as both paid by us and received by the  stockholder  on
December 31  of that year,  provided we actually  pay the  dividend on or before
January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

     Capital Gain  Distributions.  Distributions  that we properly  designate as capital gain dividends  will be taxable to U.S.  stockholders  as gains,  to the extent that they do not exceed our actual net capital gain for the taxable year, from the sale or  disposition  of a capital  asset.  Capital gain  dividends are taxed to U.S.  stockholders as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period the stockholder  has held its shares.  If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating  the amount that will be taxable to the  stockholder as capital gain.
U.S. stockholders that are corporations may, however, be required to treat up to
20% of some capital gain dividends as ordinary income.

     Passive Activity Losses and Investment Interest Limitations.  Distributions
we make and gain arising from the sale or exchange by a U.S.  stockholder of our shares  will not be  treated  as  passive  activity  income.  As a result,  U.S.
stockholders  generally will not be able to apply any "passive  losses"  against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest  limitation.  Gain arising from the sale or other  disposition  of our shares,  however,  will not be treated as  investment income under some circumstances.

     Retention of Net Long-Term  Capital Gains.  We may elect to retain,  rather than distribute as a capital gain dividend,  our net long-term capital gains. If we make this  election,  we would pay tax on our retained net long-term  capital gains. In addition,  to the extent we designate,  a U.S.  stockholder  generally would:  include its proportionate  share of our undistributed  long-term capital gains in computing  its  long-term  capital  gains in its return for its taxable year in which the last day of our taxable year falls subject to  limitations  as to the amount that is  includable;  be deemed to have paid the capital gains tax imposed  on us on the  designated  amounts  included  in the U.S.  stockholder's long-term capital gains; receive a credit or refund for the amount of tax deemed paid by it;  increase the adjusted  basis of its common stock by the  difference between the amount of  includable  gains and the tax deemed to have been paid by it; and in the case of a U.S.  stockholder that is a corporation,  appropriately adjust its  earnings and profits for the retained  capital  gains in  accordance with Treasury Regulations to be prescribed by the IRS.

Dispositions of Common Stock

     Generally,  gain or loss realized by a shareholder  upon the sale of common shares (including  redemptions of common shares which are treated as sales) will be  reportable  as  capital  gain or loss.  Such gain or loss will be treated as long-term  capital  gain or loss if the  shares  have been held for more than 12 months and as  short-term  capital gain or loss if the shares have been held for
12 months or less. If a shareholder  receives a long-term  capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term  capital  loss to the extent of the corresponding long-term capital gain dividend received.

     If an investor recognizes a loss upon a subsequent disposition of our stock in an amount  that  exceeds a  prescribed  threshold,  it is  possible  that the provisions  of  recently  adopted  Treasury  regulations  involving  "reportable transactions"  could apply, with a resulting  requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly and apply to transactions that would not typically be considered  tax  shelters.  In addition  significant penalties are imposed by the Code for failure to comply with these requirements.
You  should  consult  your  tax  advisor  concerning  any  possible   disclosure
obligation  with  respect  to  the  receipt  or  disposition  of our  stock,  or transactions  that might be undertaken  directly or indirectly by us.  Moreover, you should be aware that we and other participants in the transactions involving
us  (including   their  advisors)  might  be  subject  to  disclosure  or  other requirements pursuant to these regulations.

Backup Withholding

     We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld.  Under the backup withholding  rules,  a stockholder  may be subject to backup  withholding at the rate of 28% with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or  provides  a  taxpayer  identification  number,  certifies  as to no  loss of exemption  from backup  withholding,  and  otherwise  complies  with  applicable requirements of the backup withholding  rules. A U.S.  stockholder that does not provide us with his correct taxpayer  identification  number may also be subject to penalties  imposed by the IRS. Any amount paid as backup  withholding will be creditable against the stockholder's income tax liability.  In addition,  we may be  required  to  withhold  a  portion  of  capital  gain  distributions  to any stockholders  who fail to certify  their  non-foreign  status.  See "Taxation of
Non-U.S. Stockholders."

Taxation of Tax-Exempt Stockholders

     The IRS has ruled that amounts distributed as dividends by a qualified REIT do  not  constitute  unrelated  business  taxable  income  when  received  by  a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder, except tax-exempt shareholders described below, has not held its shares as "debt financed  property"  within  the  meaning  of the  Code and the  shares  are not otherwise  used in a trade  or  business,  dividend  income  from us will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute  unrelated  business  taxable income unless a tax-exempt  shareholder has held its shares as "debt financed property"
within the meaning of the Code or has used the shares in its trade or business.

     For  tax-exempt  shareholders  which are social clubs,  voluntary  employee benefit  associations,  supplemental  unemployment benefit trusts, and qualified group legal services  plans exempt from federal  income  taxation under the Code
Section 501(c)(7),  (c)(9),  (c)(17) and (c)(20),  respectively,  income from an investment  in our shares will  constitute  unrelated  business  taxable  income unless the  organization  is able to properly deduct amounts set aside or placed in reserve for  certain  purposes  so as to offset the income  generated  by its investment in our shares.  These prospective  investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above,  however, the Omnibus Budget  Reconciliation Act of 1993 provides that,  effective for taxable years beginning in 1994, a portion of the  dividends  paid by a "pension  held REIT" shall be treated as  unrelated business taxable income as to any trust which: is described in Section 401(a) of the Code; is tax-exempt  under  Section 501(a)  of the Code; and holds more than
10%, by value,  of the  interests in a REIT.  Tax-exempt  pension funds that are described  in  Section 401(a)  of the Code are  referred to below as  "qualified trusts." A REIT is a "pension  held REIT" if: it would not have  qualified  as a
REIT but for the fact that  Section 856(h)(3)  of the Code  provides  that stock owned by  qualified  trusts  shall be treated,  for purposes of the "not closely held"  requirement,  as owned by the beneficiaries of the trust,  rather than by the trust itself;  and either at least one such qualified  trust holds more than
25%, by value, of the interests in a REIT, or one or more such qualified trusts, each of which owns more than 10%, by value, of the interests in a REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

     The percentage of any REIT dividend  treated as unrelated  business taxable income is equal to the ratio of: the unrelated business taxable income earned by
Home  Properties,  treating Home  Properties as if it were a qualified trust and therefore  subject to tax on unrelated  business  taxable  income,  to the total gross  income of Home  Properties.  A de  minimis  exception  applies  where the percentage  is less than 5% for any year.  The  provisions  requiring  qualified trusts to treat a portion of REIT  distributions  as unrelated  business taxable income will not apply if Home  Properties  is able to satisfy  the "not  closely held" requirement without relying upon the "look-through" exception with respect to  qualified  trusts.  As a  result  of the  limitations  on the  transfer  and ownership of stock contained in our articles of incorporation, we are not and do not expect to be classified as a "pension held REIT."

Taxation Of Non-U.S. Stockholders

     When we use the term "non-U.S.  stockholders," we mean holders of shares of common  stock that are  nonresident  alien  individuals,  foreign  corporations, foreign  partnerships or foreign estates or trusts.  The rules governing  United
States  federal  income  taxation of the ownership and  disposition  of stock by persons that are non-U.S.  stockholders are complex.  No attempt is made in this prospectus  to provide more than a brief  summary of these  rules.  Accordingly, this discussion does not address all aspects of United States federal income tax and does not  address  state,  local or  foreign  tax  consequences  that may be relevant to a non-U.S. stockholder in light of its particular circumstances.  In addition,  this  discussion is based on current law, which is subject to change, and  assumes  that we  qualify  for  taxation  as a REIT.  Prospective  non-U.S.
stockholders  should consult with their own tax advisers to determine the impact of  federal,  state,  local  and  foreign  income  tax laws  with  regard  to an investment in stock, including any reporting requirements.

     Distributions.  If we make a distribution  that is not attributable to gain from the sale or exchange of United  States real  property  interests and is not designated as capital gains dividends,  then the distribution will be treated as dividends  of  ordinary  income  to the  extent  it is made  out of  current  or accumulated earnings and profits. These distributions ordinarily will be subject to  withholding  of United States  federal  income tax on a gross basis at a 30%
rate or such lower rate as may be specified by an applicable  income tax treaty.
However, if the dividends are treated as effectively  connected with the conduct by the non-U.S.  stockholder  of a United  States  trade or  business,  or if an income  tax  treaty  applies,  as  attributable  to a  United  States  permanent establishment of the non-U.S.  stockholder, the dividends will be subject to tax on a net basis at graduated  rates, in the same manner as domestic  stockholders are taxed with  respect  to such  dividends  and are  generally  not  subject to withholding.  Such income must generally be reported on a U.S. income tax return filed  by or on  behalf  of the  non-U.S.  stockholder  and any  such  dividends received by a non-U.S.  stockholder that is a corporation may also be subject to an  additional  branch  profits  tax at a 30% rate or such  lower rate as may be specified  by an  applicable  income  tax  treaty.  Under some  treaties,  lower withholding  rates  generally  applicable to dividends do not apply to dividends from a REIT.  Certification and disclosure  requirements must be satisfied to be exempt from  withholding  under the effectively  connected  income and permanent establishment  exemptions  discussed above. Home Properties  expects to withhold
U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be)  capital  gain  dividends,  made to a non-U.S.  stockholder unless:

     -    a lower treaty rate applies and the non-U.S.  stockholder files an IRS
          Form W-8BEN  evidencing  eligibility  for that  reduced rate with Home
          Properties; or

     -    the non-U.S. stockholder files an IRS Form W-8ECI with Home Properties claiming that the distribution is effectively connected income.

     Distributions we make in excess of our current or accumulated  earnings and profits will not be taxable to a non-U.S. stockholder to the extent that they do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such stock. To the extent that these distributions  exceed the adjusted  basis of a non-U.S.  stockholder's  stock,  they will give rise to gain from the sale or exchange of his stock.  The tax  treatment of this gain is described  below.  If our stock  constitutes  a  "United  States  real  property interest"  under  the  Foreign  Investment  in  Real  Property  Tax  Act of 1980
("FIRPTA"),  Home  Properties  will be  required to withhold at least 10% of any distribution  in excess of its current and  accumulated  earnings  and  profits.
However, a non-U.S. stockholder may seek a refund of these amounts.

     Distributions  to a non-U.S.  stockholder  that we designate at the time of distribution  as capital  gains  dividends,  other than those  arising  from the disposition of a "United States real property  interest,"  generally will not be subject to United States  federal  income  taxation,  unless:  investment in the stock is  effectively  connected with the non-U.S.  stockholder's  United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as domestic stockholders with respect to such gain, except that a stockholder that is a foreign  corporation may also be subject to the 30% branch profits tax, as discussed  above;  or the non-U.S.  stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable  year and has a "tax home" in the United  States,  in which case the nonresident  alien  individual will be subject to a 30% tax on the  individual's capital gains.

     Distributions to a non-U.S.  stockholder that are attributable to gain from our sale or exchange of United  States real  property  interests  will cause the non-  U.S.  stockholder  to be  treated  as  recognizing  this  gain  as  income
effectively  connected  with  a  United  States  trade  or  business.   Non-U.S.
stockholders  would  thus  generally  be taxed at the same rates  applicable  to domestic stockholders,  subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S.  stockholder  that is a  corporation,  as discussed above. We are required to withhold 35% of any such distribution.  That amount is creditable  against the non-U.S.  stockholder's  United States federal income tax liability. We or any nominee (e.g., a broker holding shares in street name)  may  rely  on  a  certificate  of  non-foreign  status  on  Form  W-9  or substantially similar form to determine whether withholding is required on gains realized  from the  disposition  of United  States real  property  interests.  A domestic  person  who  holds  shares of  common  stock on  behalf of a  non-U.S.
stockholder will bear the burden of withholding,  provided that we have properly designated the appropriate portion of a distribution as a capital gain dividend.

     Sale of Stock.  If you are a non-U.S.  stockholder  and you recognize  gain upon the sale or exchange  of shares of stock,  the gain  generally  will not be subject to United States taxation unless the stock  constitutes a "United States real property  interest" within the meaning of FIRPTA. If we are a "domestically controlled  REIT,"  then the stock will not  constitute  a "United  States  real property interest." A  "domestically-controlled  REIT" is a REIT in which at all times during a specified  testing  period less than 50% in value of its stock is held  directly or  indirectly  by non-U.S.  stockholders.  Because our shares of stock are publicly traded, there is no assurance that we are or will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, if you are a
non-U.S.  stockholder and you recognize gain upon the sale or exchange of shares of stock and the gain is not  subject  to  FIRPTA,  the gain will be  subject to
United States taxation if: your investment in the stock is effectively connected with a United  States trade or business,  or, if an income  treaty  applies,  is
attributable  to  a  United  States  permanent  establishment;   or  you  are  a
nonresident alien individual who is present in the United States for 183 days or more during the taxable year and you have a "tax home" in the United States.  In this case, a nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

     If we are not or cease to be a "domestically-controlled  REIT" whether gain arising from the sale or exchange by a non-U.S.  stockholder  of shares of stock would be subject to United States  taxation  under FIRPTA as a sale of a "United
States real property  interest" will depend on whether the shares are "regularly traded,"  as defined  by  applicable  Treasury  Regulations,  on an  established securities market and on the size of the selling non-U.S. stockholder's interest in our shares.  If gain on the sale or exchange of shares of stock were  subject to taxation under FIRPTA,  the non-U.S.  stockholder would be subject to regular
United States  income tax on this gain in the same manner as a U.S.  stockholder and the  purchaser  of the stock would be required to withhold  and remit to the
IRS 10% of the purchase price. In addition in this case,  non-U.S.  stockholders would be subject to any applicable  alternative  minimum tax,  nonresident alien individuals  may be subject to a special  alternative  minimum  tax and  foreign corporations may be subject to the 30% branch profits tax.

     Backup  Withholding Tax and Information  Reporting.  Backup withholding tax generally  is a  withholding  tax  imposed  at the  rate  of  28% on  reportable payments,  as  defined in  Section 3406  of the Code,  to  persons  that fail to furnish the required  information under the United States information  reporting requirements.  Backup  withholding tax and information  reporting will generally not apply to  distributions  paid to  non-U.S.  stockholders  outside the United
States that are treated as: dividends  subject to the 30%, or lower treaty rate, withholding  tax discussed  above;  capital gains  dividends;  or  distributions attributable  to gain from our sale or exchange of United  States real  property interests.  As a general matter,  backup  withholding and information  reporting will not apply to a payment of the  proceeds  of a sale of stock by or through a foreign  office of a  foreign  broker.  Information  reporting,  but not  backup withholding,  will  apply,  however,  to a payment of the  proceeds of a sale of stock by a foreign office of a broker that: is a United States  person;  derives
50% or more of its gross income for specific periods from the conduct of a trade or business in the United States; or is a "controlled  foreign  corporation" for
United States tax purposes.  Information  reporting will not apply if the broker has  documentary  evidence  in  its  records  that  the  holder  is  a  non-U.S.
stockholder  and  other  conditions  are  met,  or  the  stockholder   otherwise
establishes  an  exemption.  Payment to or through a United  States  office of a broker of the  proceeds of sale of stocks is subject to both backup  withholding and information  reporting  unless the stockholder  certifies under penalties of perjury that the stockholder is a non-U.S. stockholder, or otherwise establishes an exemption. A non-U.S. stockholder may obtain a refund of any amounts withheld under the backup  withholding  rules by filing the appropriate  claim for refund with the IRS.

Tax Aspects of the Operating Partnership

     General.  Substantially  all of our  investments  will be  held  indirectly through the Operating Partnership.  In general,  partnerships are "pass-through"
entities  which are not subject to federal  income  tax.  Rather,  partners  are allocated  their  proportionate  shares  of the  items of  income,  gain,  loss, deduction  and  credit of a  partnership,  and are  potentially  subject  to tax thereon,  without regard to whether the partners receive a distribution from the partnership.  We will  include  in our  income  our  proportionate  share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income.  Moreover,  for purposes of the REIT asset  tests,  we will  include  our  proportionate  share of assets held by the
Operating Partnership. See "Taxation of Home Properties."

     Entity  Classification.  Our interests in the Operating Partnership involve special tax considerations,  including the possibility of a challenge by the IRS of the status of the Operating  Partnership as a  partnership,  as opposed to an association  taxable as a corporation,  for federal income tax purposes.  If the
Operating  Partnership were treated as an association,  it would be taxable as a corporation  and therefore be subject to an entity-level  tax on its income.  In such a  situation,  the  character of our assets and items of gross income would change and preclude us from  satisfying  the asset tests and possibly the income tests (see  "Taxation of Home  Properties  - Asset Tests" and "-Income  Tests").
This, in turn, could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described above. See
"Taxation of Home Properties - Failure to Qualify" above for a discussion of the effect of our failure to meet these tests for a taxable  year.  In  addition,  a change in the Operating  Partnership's  status for tax purposes might be treated as a taxable  event.  If so, we might incur a tax liability  without any related cash distributions.

     Treasury  Regulations  that  apply  for tax  period  beginning  on or after
January 1,  1997,  provide that an "eligible  entity" may elect to be taxed as a partnership  for federal income tax purposes.  An eligible  entity is a domestic business entity not otherwise classified as a corporation and which has at least two members.  Unless it elects otherwise,  an eligible entity in existence prior to January 1,  1997,  will have the same  classification  for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition,  an eligible entity which did not exist, or did not claim a classification,  prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The
Operating  Partnership  intends to claim  classification  as a partnership under these regulations.

     Even if the Operating  Partnership is taxable as a partnership  under these
Treasury  Regulations,  it could be treated as a corporation  for federal income tax purposes under the "publicly  traded  partnership"  rules of Section 7704 of the Code. A publicly traded  partnership is a partnership  whose interests trade on an  established  securities  market or are  readily  tradable  on a secondary market,  or the  substantial  equivalent  thereof.  While units of the Operating
Partnership  are not and will not be traded on an  established  trading  market, there is some  risk  that the IRS might  treat  the  units  held by the  limited partners of the Operating  Partnership as readily  tradable  because,  after any applicable holding period,  they may be exchanged for our common stock, which is traded on an established  market. A publicly traded  partnership will be treated as a  corporation  for federal  income tax purposes  unless at least 90% of such partnership's  gross income for a taxable year consists of  "qualifying  income"
under the publicly  traded  partnership  provisions of Section 7704 of the Code.
"Qualifying income" under Section 7704 of the Code includes interest, dividends, real property rents,  gains from the  disposition of real property,  and certain
income  or  gains  from  the  exploitation  of  natural  resources.   Therefore,
qualifying income under  Section 7704 of the Code generally  includes any income that is qualifying  income for purposes of the 95% gross income test  applicable to REITs.  We  anticipate  that the Operating  Partnership  will satisfy the 90%
qualifying  income test under  Section 7704  of the Code and, thus,  will not be taxed as a corporation.

     There is one significant difference,  however, regarding rent received from related party tenants.  For a REIT, rent from a tenant does not qualify as rents from real property if the REIT and/or one or more actual or constructive  owners of 10% or more of the REIT  actually  or  constructively  own 10% or more of the tenant.  See "Taxation of Home Properties - Income Tests." Under Section 7704 of
the Code,  rent from a tenant is not qualifying  income if a partnership  and/or one or more  actual  or  constructive  owners  of 5% or more of the  partnership actually or constructively own 10% or more of the tenant.

     Accordingly,  we will need to monitor  compliance  with both the REIT rules and the publicly traded  partnership  rules.  The Operating  Partnership has not requested,  nor does it intend to request, a ruling from the IRS that it will be treated as a  partnership  for federal  income tax  purposes.  In the opinion of
Nixon Peabody LLP, which is based on the provisions of the partnership agreement
of  the  Operating   Partnership   and  on  certain   factual   assumptions  and
representations  of Home  Properties,  the Operating  Partnership  has since its formation  and  will  continue  to be  taxed  as a  partnership  rather  than an association taxable as a corporation. Nixon Peabody LLP's opinion is not binding on the IRS or the courts.

     Tax Allocations with Respect to the Properties. Under Section 704(c) of the
Code,  income,   gain,  loss  and  deduction   attributable  to  appreciated  or
depreciated  property that is  contributed  to a partnership  in exchange for an interest  in the  partnership,  must  be  allocated  in a  manner  so  that  the contributing partner is charged with the "book-tax  difference"  associated with the  property at the time of the  contribution.  The  book-tax  difference  with respect to property that is contributed  to a partnership is generally  equal to the difference between the fair market value of contributed property at the time of  contribution  and the  adjusted  tax  basis of the  property  at the time of contribution.  These  allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal  arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property, including some of the properties.  Moreover, subsequent
to  the  formation  of  the  Operating  Partnership,   additional  persons  have
contributed  appreciated  property to the Operating  Partnership in exchange for interests in the Operating Partnership.

     The  partnership  agreement  requires that these  allocations  be made in a manner consistent with Section 704(c) of the Code. In general,  limited partners of the Operating  Partnership who acquired their limited  partnership  interests through a contribution  of appreciated  property will be allocated  depreciation deductions  for tax purposes which are lower than these  deductions  would be if determined on a pro rata basis. In addition,  in the event of the disposition of any of the  contributed  assets  which  have a  book-tax  difference  all income attributable  to the  book-tax  difference  will  generally  be allocated to the limited  partners  who  contributed  the  property,  and we  will  generally  be allocated only our share of capital gains attributable to appreciation,  if any, occurring after the time of contribution to the Operating Partnership. This will tend to  eliminate  the  book-tax  difference  over  the  life of the  Operating
Partnership.  However,  the special  allocation rules of  Section 704(c)  do not always  entirely  eliminate  the book-tax  difference on an annual basis or with respect to a specific  taxable  transaction  such as a sale. Thus, the carryover basis of the  contributed  assets in the hands of the Operating  Partnership may cause us to be allocated lower  depreciation and other  deductions.  Possibly we could be allocated  an amount of taxable  income in the event of a sale of these contributed assets in excess of the economic or book income allocated to us as a result of the sale.  This may cause us to recognize  taxable income in excess of cash proceeds,  which might adversely affect our ability to comply with the REIT
distribution   requirements.   See   "Taxation  of  Home   Properties  -  Annual
Distribution Requirements."

     Basis in the Operating Partnership Interest.  The adjusted tax basis in our interest in the Operating  Partnership generally will be equal to: the amount of cash  and the  basis  of any  other  property  we  contribute  to the  Operating
Partnership,  increased by our allocable  share of the  Operating  Partnership's income and our allocable share of indebtedness of the Operating Partnership, and reduced,  but not below zero, by our allocable  share of losses  suffered by the
Operating  Partnership,  the amount of cash  distributed to us and  constructive distributions  resulting  from a reduction in our share of  indebtedness  of the
Operating  Partnership.  If the  allocation  of our  distributive  share  of the
Operating  Partnership's  loss exceeds the adjusted tax basis of our partnership interest in the Operating Partnership,  the recognition of this excess loss will be deferred until such time and to the extent that we have adjusted tax basis in our interest in the Operating  Partnership.  We will recognize taxable income to the extent that the Operating  Partnership's  distributions,  or any decrease in our share of the indebtedness of the Operating Partnership, exceeds our adjusted tax  basis  in  the  Operating  Partnership.  A  decrease  in our  share  of the indebtedness of the Operating Partnership is considered a cash distribution.

     Sale of Partnership Property. Generally, any gain realized by a partnership on the sale of property held by the  partnership  for more than one year will be long-term  capital gain,  except for any portion of such gain that is treated as depreciation or cost recovery recapture.  However,  under the REIT Requirements,
Home  Properties'  share as a  partner  of any gain  realized  by the  Operating
Partnership on the sale of any property held as inventory or other property held primarily  for sale to customers  in the ordinary  course of a trade or business will be treated as income  from a  prohibited  transaction  that is subject to a
100% penalty tax. See "Taxation of Home Properties." Such prohibited transaction income will also have an adverse effect upon Home Properties' ability to satisfy the income tests for REIT status.  Under existing law,  whether property is held as  inventory or  primarily  for sale to  customers in the ordinary  course of a trade or  business  is a  question  of fact  that  depends  on all the facts and circumstances with respect to the particular transaction.

Taxation of holders of debt  securities and potential tax  consequences of their investment in the debt securities.

Stated Interest.

     Holders of debt  securities are required to include stated  interest on the debt  securities  in gross income for federal  income tax purposes in accordance with their methods of  accounting  for tax  purposes.  The following  discussion assumes that the debt securities were not issued with original issue discount.

Market Discount.

     The holding and disposition of debt securities may be subject to the market discount  provisions of the Code. These rules generally provide that if a holder of a  debt  instrument  purchases  it  at a  market  discount  and  subsequently recognizes  gain on a disposition of the debt security,  including a disposition as a gift or payment on maturity,  the lesser of such gain, or  appreciation  in the case of a gift,  and the portion of the market  discount  that accrued while the debt  security was held by such holder will be treated as ordinary  interest income at the time of the  disposition.  A purchase at a market  discount  under these  provisions  includes a purchase after original  issuance at a price below the debt  security's  stated  principal  amount.  The market discount rules also provide that a holder who acquires a debt security at a market  discount and who does not elect to include such market  discount in income on a current basis may be required to defer a portion of any  interest  expense  that may  otherwise be deductible on any indebtedness  incurred or maintained to purchase or carry such debt  security  until the  holder  disposes  of the debt  security  in a taxable transaction.

     A holder of a debt  security  acquired  at a market  discount  may elect to include the market discount in income as the discount thereon accrues, either on a straight line basis or, if elected,  on a constant  interest  rate basis.  The
current  inclusion   election,   once  made,  applies  to  all  market  discount
obligations  acquired  by such  holder  on or after  the  first day of the first taxable  year to which the election  applies and may not be revoked  without the consent of the IRS.  If a holder of a debt  security  elects to  include  market discount in income in  accordance  with the  preceding  sentence,  the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

Amortizable bond premium.

     Generally,  under the Code and applicable regulations,  if the tax basis of an obligation  held as a capital asset exceeds the amount payable at maturity of the obligation,  such excess may constitute amortizable bond premium. The holder of the debt  security  may elect to amortize  under the constant  interest  rate method and deduct  the  amortized  premium  over the  period  from the  holder's acquisition  date to the  obligation's  maturity  date.  A holder  who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium.

     The amortizable bond premium  deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser  is urged to consult  his tax  advisor as to the  consequences  of the treatment of such premium as an offset to interest income for federal income tax purposes.

Disposition.

     In general,  a holder of a debt security will  recognize  gain or loss upon
the  sale,  exchange,   redemption,  payment  upon  maturity  or  other  taxable
disposition of the debt security. The gain or loss is measured by the difference between  (a) the amount of cash and the fair market  value of property  received and (b) the holder's  tax basis in the debt  security as increased by any market discount  previously  included  in income by the  holder  and  decreased  by any amortizable bond premium  deducted over the term of the debt security.  However, the amount of cash and the fair market  value  received  excludes  cash or other property attributable to the payment of accrued interest not previously included in income,  which  amount  will be taxable as  ordinary  income.  Subject to the market discount and amortizable  bond premium rules above, any such gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital  asset in the hands of the  holder and had been held for more than one year.

Other Tax Consequences

     State and Local Tax  Considerations.  We may be  subject  to state or local taxation in various state or local  jurisdictions,  including  those in which we transact business and our stockholders may be subject to state or local taxation in various state or local  jurisdiction,  including  those in which they reside.
Our state and local tax  treatment  may not  conform to the  federal  income tax consequences  discussed  above. In addition,  your state and local tax treatment may  not  conform  to the  federal  income  tax  consequences  discussed  above.
Consequently,  you should consult your own tax advisors  regarding the effect of state and local tax laws on an investment in our shares.

     Possible  Federal Tax  Developments.  The rules dealing with federal income taxation are  constantly  under review by the IRS, the Treasury  Department  and
Congress.  New federal tax  legislation or other  provisions may be enacted into law or new  interpretations,  rulings or Treasury  Regulations could be adopted,
all  of  which  could  affect  the  taxation  of  Home   Properties  or  of  its
stockholders.  No prediction  can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly  affecting
Home Properties or its stockholders.  Consequently,  the tax treatment described herein may be modified  prospectively or retroactively by legislative,  judicial or administrative action.

                              PLAN OF DISTRIBUTION

Sales by Home Properties

     We may sell the securities being offered, from time to time:

     o    through agents to the public or to investors;

     o    to underwriters for resale to the public or to investors;

     o    directly to investors; or

     o    through a combination of any of these methods of sale.

     We will describe in a prospectus  supplement  the terms of that  particular offering of securities, including:

     o    the name or names of any agents or underwriters;

     o    the purchase price of the securities being offered and the proceeds we will receive from the sale;

     o    any  over-allotment  options  under which  underwriters  may  purchase additional securities from us;

     o    any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

     o    any initial public offering price;

     o    any discounts or concessions  allowed or reallowed or paid to dealers;
          and

     o    any  securities  exchanges or markets on which such  securities may be listed.

Sales by Selling Securities Holders

     Selling  securities  holders may use this  prospectus  in  connection  with resales of the securities.  The applicable  prospectus  supplement will identify the  selling  securities  holders  and  the  terms  of the  securities.  Selling securities  holders  may be deemed to be  underwriters  in  connection  with the securities  they  resell  and any  profits  on the  sales  may be  deemed  to be underwriting  discounts and  commissions  under the  Securities  Act of 1933, as amended.  The selling  securities holders will receive all the proceeds from the sale of the  securities.  We will not receive any proceeds from sales by selling securities  holders.  Any prospectus  supplement covering sales of securities by selling securities holders may describe  additional  statements of their plan of distribution of those securities.  Any prospectus  supplement  covering sales of securities by selling  securities  holders may describe  additional  elements of such holders' plan of distribution of such securities.

Agents

     We may  designate  agents  who agree to use  their  reasonable  efforts  to solicit  purchases of our securities  for the period of their  appointment or to sell our securities on a continuing basis.

Underwriters

     If we use  underwriters  for a sale of securities,  the  underwriters  will acquire the securities for their own account.  The  underwriters  may resell the securities from time to time in one or more transactions,  including  negotiated transactions,  at a fixed public offering price or at varying prices  determined at the time of  sale.  The  obligations  of the  underwriters  to  purchase  the securities  will be  subject  to the  conditions  set  forth  in the  applicable underwriting  agreement.  The underwriters will be obligated to purchase all the securities of the series  offered if they purchase any of the securities of that series.  From time to time, we may change any initial public offering price, and any  discounts  or  concessions  the  underwriters  allow or  re-allow or pay to dealers may be changed by the underwriters. We may use underwriters with whom we have  a  material  relationship.  We  will  describe  the  nature  of  any  such relationship in any prospectus supplement naming any such underwriter.

     Underwriters, dealers or agents that are involved in selling the securities
may be deemed to be   "underwriters"   within the meaning of Section 2(a)(11) of
the Securities Act in connection with such sales. In such event, any commissions received  by such  broker-dealers  or agents and any profit on the resale of the securities  purchased by them may be deemed to be  underwriting  commissions  or discounts under the Securities  Act. We may have  agreements with  underwriters, dealers or agents to  indemnify  them  against  certain  liabilities,  including liabilities  arising under the Securities Act, or to contribute to payments they may be required to make.

Direct Sales

     If  indicated  in a  prospectus  supplement,  we may also  sell  securities directly  to one or  more  purchasers  without  using  underwriters  or  agents.
Underwriters,  dealers and agents that  participate in the  distribution  of the securities  may be  underwriters  as  defined  in the  Securities  Act,  and any discounts or commissions  they receive from us and any profit on their resale of the securities may be treated as underwriting  discounts and  commissions  under the Securities Act. We will identify in the applicable prospectus supplement any underwriters,  dealers or agents and will describe  their  compensation.  We may have  agreements  with the  underwriters,  dealers and agents to indemnify  them against specified civil liabilities,  including liabilities under the Securities
Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

     Some or all of the securities  that we offer through this prospectus may be new issues of securities  with no  established  trading  market,  other than our common stock,  which is listed on The New York Stock  Exchange.  We may elect to list any other class or series of securities  on any exchange or market,  but we are not  obligated to do so. It is possible  that one or more  underwriters  may make a market in a class or series of securities,  but the underwriters will not be obligated to do so and may  discontinue any market making at any time without notice.  We cannot give any assurance as to the liquidity of the trading  market for any of the securities.

Stabilization Activities

     In order to facilitate the offering of the securities,  any underwriters or agents,  as the case may be,  involved in the  offering of such  securities  may engage in transactions that stabilize, maintain or otherwise affect the price of such securities.  Specifically,  the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account.  In addition,  to cover  overallotments  or to stabilize the price of such securities,  the underwriters or agents, as the case may be, may bid for, and purchase,  such securities in the open market. Finally, in any  offering of such  securities  through a syndicate of  underwriters,  the
underwriting   syndicate  may  reclaim  selling   concessions   allotted  to  an
underwriter or a dealer for distributing  such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions,  in stabilization  transactions or otherwise.  Any of these  activities  may cause the price of the  securities  to be higher  than it would  otherwise  be.  The  underwriters  or  agents,  as the case  may be,  may discontinue any of these activities at any time.

                                     EXPERTS

     The financial  statements and management's  assessment of the effectiveness of internal control over financial  reporting (which is included in Management's
Report on  Internal  Control  over  Financial  Reporting)  incorporated  in this
Prospectus  by  reference  to the Annual  Report on Form 10-K for the year ended
December  31,  2006 have  been so  incorporated  in  reliance  on the  report of
PricewaterhouseCoopers  LLP, an independent  registered  public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the securities  offered hereby will be passed upon by Nixon
Peabody LLP, Rochester, New York. Nixon Peabody LLP has also provided an opinion with respect to certain tax matters which form the basis of the discussion under the heading "Federal Income Tax Considerations."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The  following  table is an itemized  listing of expenses to be incurred by Home
Properties  in  connection  with  the   registration  and  distribution  of  the
securities being registered  hereby:  (All amounts except  registration fees are estimates and will be incurred from time to time as securities are offered under this registration statement.)

SEC Registration Fee.................................    $ 42,595.56*
Legal Fees and Expenses..............................     225,000.00
Accounting Fees and Expenses.........................     100,000.00
Trustee and Transfer Agent Fees and Expenses               25,000.00
Printing Fees and Expenses                                 50,000.00
Miscellaneous........................................      50,000.00

Total................................................    $492,595.56*

*Amount applied from prior  registration  statement on Form S-3 (No.  333-52601;
the balance to be deferred  pursuant to Rule 456(b) and calculated in connection with the offering of securities under this  Registration  Statement  pursuant to
Rule 457(r) under the Securities Act.

Item 15.  Indemnification of Directors and Officers

     Our officers and directors are and will be indemnified  under Maryland law,
our  Articles  of  Incorporation  and  the  Partnership   Agreement  ("Operating
Partnership Agreement") of Home Properties, L.P., a New York limited partnership of which we are the general partner,  against certain liabilities.  The Articles of  Incorporation  require us to  indemnify  our  directors  and officers to the fullest extent  permitted from time to time by the laws of Maryland.  The Bylaws contain  provisions  which  implement  the  indemnification  provisions  of  the
Articles of Incorporation.

     The Maryland  General  Corporation  Law ("MGCL")  permits a corporation  to
indemnify  its  directors  and  officers,   among  others,   against  judgments,
penalties,  fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the  proceeding  and was  committed in bad faith or was the result of active and deliberate dishonesty,  or the director or officer actually received an improper personal benefit in money,  property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  No amendment of our Articles of  Incorporation  shall limit or eliminate the right to indemnification provided with respect to acts or omissions  occurring prior to such amendment or repeal.  Maryland law permits us to  provide  indemnification  to an officer  to the same  extent as a  director, although additional  indemnification may be provided if such officer is not also a director.

     The MGCL permits the articles of incorporation of a Maryland corporation to include a provision  limiting the liability of its directors and officers to the corporation  and its  stockholders  for  money  damages,  subject  to  specified restrictions.  The MGCL does not however,  permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that
(1) it is proved that the person actually received an improper benefit or profit in money,  property  or  services  (to the  extent  such  benefit  or profit was received) or (2) a judgment or other final  adjudication  adverse to such person is entered in a  proceeding  based on a finding  that the  person's  action,  or failure  to act,  was the  result of active and  deliberate  dishonesty  and was material to the cause of action  adjudicated in the proceeding.  Our Articles of
Incorporation  contain a provision consistent with the MGCL. No amendment of the
Articles of  Incorporation  shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

     The Operating Partnership Agreement also provides for indemnification of us and our officers and directors to the same extent indemnification is provided to officers and directors of Home Properties in its Articles of Incorporation,  and
limits the  liability  of us and our officers  and  directors  to the  Operating
Partnership  and its  partners to the same  extent  liability  of  officers  and directors of Home Properties to Home Properties and its  stockholders is limited under our Articles of Incorporation.

     We have entered into indemnification  agreements with each of our directors and certain of our officers. The indemnification agreements require, among other things, that we indemnify our directors and those officers to the fullest extent permitted  by law,  and  advance  to the  directors  and  officers  all  related expenses,  subject  to  reimbursement  if it  is  subsequently  determined  that indemnification  is not  permitted.  We also  must  indemnify  and  advance  all expenses  incurred by  directors  and officers  seeking to enforce  their rights under the indemnification agreements, and cover directors and officers under our
directors'   and   officers'   liability   insurance.   Although   the  form  of
indemnification  agreement  offers  substantially  the same  scope  of  coverage afforded by provisions in the Articles of  Incorporation  and the Bylaws and the
Operating  Partnership  Agreement  of the  Operating  Partnership,  it  provides greater  assurance  to  directors  and  officers  that  indemnification  will be available,  because,  as a contract,  it cannot be modified  unilaterally in the future by the Board of Directors or by the  stockholders to eliminate the rights it provides. We have purchased insurance under a policy that insures both us and our officers and  directors  against  exposure and  liability  normally  insured against under such policies,  including  exposure on the  indemnities  described above.

Item 16.  Exhibits

1.1  Form of Underwriting Agreement for Common Stock or Preferred Stock

1.2  Form of Underwriting Agreement for Debt Securities

3.1  Articles of Amendment and Restatement of Articles of  Incorporation of Home
     Properties of New York, Inc.

3.2  Articles of Amendment of the Articles of  Incorporation  of Home Properties
     of New York, Inc.

3.3  Articles of Amendment of the Articles of  Incorporation  of Home Properties
     of New York, Inc.

3.4  Articles of Amendment of the Articles of  Incorporation  of Home Properties
     of New York, Inc.

3.5  Amended and Restated By-Laws of Home Properties of New York, Inc.  (Revised
     12/30/96)

3.6  Amendment  Number One to Home  Properties  of New York,  Inc.  Amended  and
     Restated By-laws

4.1  Form of Indenture for Debt Securities

4.2  Form of Certificate representing Shares of Common Stock

4.3  Form of Debt Security

5.1  Opinion of Nixon Peabody LLP as to legality of Common Stock*

8.1  Opinion of Nixon Peabody LLP regarding tax matters*

12.1 Statement of Computation of Ratio of Earnings to Fixed Charges*

12.2 Statement of Computation of Ratio of Earnings to Combined Fixed Charges and
     Preferred Stock Dividends*

23.1 Consent of Nixon Peabody LLP (included as part of Exhibits 5.1 and 8.1)

23.2 Consent of PricewaterhouseCoopers LLP*

24   Power of Attorney (included on signature page)

25   Statement of Eligibility  of Trustee on Form T-1 under the Trust  Indenture
     Act of 1939, as amended, of the trustee under the Indenture

* Included with this filing.

Item 17.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may  be  permitted  to  directors,  officers  and  controlling  persons  of  the
Registrant pursuant to the foregoing  provisions,  or otherwise,  the Registrant has been advised that in the opinion of the Securities  and Exchange  Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as  expressed  in the  Securities  Act and will be  governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

     1. To file,  during any period in which  offers or sales are being made,  a post-effective amendment to this registration statement:

     (a)  To  include  any  prospectus  required  by  section  10(a)(3)  of  the
          Securities Act of 1933;

     (b)  To reflect in the  prospectus  any facts or events  arising  after the effective  date of the  registration  statement  (or the  most  recent post-effective  amendment  thereof)  which,  individually  or  in  the aggregate, represent a fundamental change in the information set forth in the  registration  statement.  Notwithstanding  the foregoing,  any increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  end of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus  filed with the Commission  pursuant to Rule 424(b)  if, in the aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate  offering price set forth in the
          "Calculation of Registration Fee" table in the effective  registration statement;

     (c)  To  include  any  material  information  with  respect  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a), (b) and (c) above do not apply if the  Registration  Statement  is on  Form S-3  and the  information required  to  be  included  in a  post-effective  amendment  by  those paragraphs  is  contained  in reports  filed with or  furnished to the
          Commission by the Registrant  pursuant to Section 13 or  Section 15(d)
          of the  Securities  Exchange  Act of 1934  that  are  incorporated  by reference in the Registration  Statement, or is contained in a form of
          prospectus   filed  pursuant  to  Rule 424(b)  that  is  part  of  the
          registration statement.

     2. That, for the purpose of determining  any liability under the Securities
Act of 1933,  each  such  post-effective  amendment  shall be deemed to be a new registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from  registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining  liability under the Securities Act of 1933 to any purchaser:

     (a)  Each  prospectus  filed by the  registrant  pursuant to Rule 424(b)(3)
          shall be deemed  to be part of the  registration  statement  as of the date the filed  prospectus  was  deemed  part of and  included  in the registration statement; and

     (b)  Each  prospectus  required  to be filed  pursuant  to  Rule 424(b)(2),
          (b)(5),  or (b)(7) as part of a registration  statement in reliance on
          Rule 430B relating to an offering made pursuant to  Rule 415(a)(1)(i),
          (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after  effectiveness or the date of the  first  contract  of sale of  securities  in the  offering described in the prospectus.  As provided in Rule 430B,  for liability purposes  of the  issuer  and  any  person  that  is at  that  date an underwriter,  such date shall be deemed to be a new effective  date of
          the  registration   statement   relating  to  the  securities  in  the
          registration  statement  to which  that  prospectus  relates,  and the offering  of such  securities  at that time  shall be deemed to be the initial  bona  fide  offering  thereof.  Provided,  however,  that  no statement made in a registration  statement or prospectus that is part of the  registration  statement or made in a document  incorporated or deemed  incorporated by reference into the  registration  statement or prospectus  that is part of the  registration  statement will, as to a purchaser  with a time of  contract  of sale  prior to such  effective date,  supersede  or  modify  any  statement  that  was  made  in  the registration statement or prospectus that was part of the registration statement  or made in any  such  document  immediately  prior  to such effective date.

     5. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a)
or Section 15(d) of the Securities  Exchange Act (and,  where  applicable,  each filing of an employee  benefit plan's annual report pursuant to Section 15(d) of
the  Securities   Exchange  Act)  that  is  incorporated  by  reference  in  the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     6. That, for the purpose of determining  liability of the Registrant  under the Securities Act of 1933 to any purchaser in the initial  distribution  of the securities,  the undersigned Registrant undertakes that in a primary offering of
securities  of  the  undersigned   Registrant   pursuant  to  this  registration
statement,  regardless of the underwriting method used to sell the securities to the purchaser,  if the securities are offered or sold to such purchaser by means of any of the following  communications,  the  undersigned  Registrant will be a seller to the purchaser and will be considered to offer or sell such  securities to such purchaser:

     (a)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (b)  Any free writing prospectus relating to the offering prepared by or on behalf of the  undersigned  Registrant  or used or  referred to by the undersigned Registrant;

     (c)  The  portion  of any other free  writing  prospectus  relating  to the
          offering  containing   material   information  about  the  undersigned
          Registrant  or  its  securities   provided  by  or  on  behalf  of  an
          undersigned Registrant; and

     (d)  Any other  communication  that is an offer in the offering made by the undersigned Registrant to the purchaser.

     7. To file an application for the purpose of determining the eligibility of the trustee to act under  subsection (a) of  Section 310 of the Trust  Indenture
Act of 1939 in  accordance  with the  rules  and  regulation  prescribed  by the
Securities and Exchange  Commission  under  Section 305(b)(2)  of the Securities
Trust Indenture Act of 1939.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds  to  believe  that it meets  all the requirements  for  filing  on Form S-3 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Rochester, New York, on April 4, 2007.

                                    HOME PROPERTIES, INC.

                                    By:  /s/ Edward J. Pettinella
                                        Edward J. Pettinella
                                        President and Chief
                                        Executive Officer

     KNOW ALL  PERSONS  BY THESE  PRESENTS,  that each  person  whose  signature appears below hereby severally  constitutes and appoints  Edward J.  Pettinella,
David P.  Gardner and Ann M.  McCormick,  and each of them,  his true and lawful attorney-in-fact  and agent, with full power of substitution and  resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments  (including  post-effective  amendments) to the  Registration
Statement,  and to file the same, with all exhibits thereto, and other documents in connection therewith,  with the Securities and Exchange Commission,  granting unto  such  attorney-in-fact  and  agents,  and each of  them,  full  power  and authority  to do and person each and every act and thing  requisite or necessary that he might do in person,  hereby  ratifying and confirming all that each said attorneys-in-fact  and  agents  of any of them or  their  or his  substitute  or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the  requirements  of the Securities Act of 1933,  this  Registration  Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                     Title                           Date
/s/ Edward J. Pettinella                     Director, President, Chief Executive     April 4, 2007
Edward J. Pettinella                         Officer
                                             (Principal Executive Officer)

/s/ David P. Gardner                         Executive Vice President, Chief          April 4, 2007
David P. Gardner                             Financial Officer
                                             (Principal Financial Officer)

/s/ Robert J. Luken                          Senior Vice President, Chief             April 4, 2007
Robert J. Luken                              Accounting Officer
                                             (Principal Accounting Officer)

/s/ Norman P. Leenhouts                      Director                                 April 4, 2007
Norman P. Leenhouts

/s/ Nelson B. Leenhouts                      Director                                 April 4, 2007
Nelson B. Leenhouts

/s/ William Balderston, III                  Director                                 April 4, 2007
William Balderston, III

/s/ Josh E. Fidler                           Director                                 April 4, 2007
Josh E. Fidler

/s/ Alan L. Gosule                           Director                                 April 4, 2007
Alan L. Gosule

/s/ Leonard F. Helbig, III                   Director                                 April 4, 2007
Leonard F. Helbig, III

/s/ Roger W. Kober                           Director                                 April 4, 2007
Roger W. Kober

/s/ Clifford W. Smith, Jr.                   Director                                 April 4, 2007
Clifford W. Smith, Jr.

/s/ Paul L. Smith                            Director                                 April 4, 2007
Paul L. Smith

/s/ Thomas S. Summer                         Director                                 April 4, 2007
Thomas S. Summer

/s/ Amy L. Tait                              Director                                 April 4, 2007
Amy L. Tait

                                                   EXHIBIT INDEX
                                               Home Properties, Inc.

                                        Registration Statement on Form S-3

      NUMBER                                    DESCRIPTION                                        LOCATION
        1.1          Form of Underwriting Agreement for Common Stock or Preferred Stock  To be filed, if necessary, by a post-effective
                                                                                         amendment to this
                                                                                         registration statement or
                                                                                         as an exhibit to a document
                                                                                         incorporated by reference
                                                                                         herein.

        1.2          Form of Underwriting Agreement for Debt Securities                  To be filed, if necessary,
                                                                                         by a post-effective
                                                                                         amendment to this
                                                                                         registration statement or
                                                                                         as an exhibit to a document
                                                                                         incorporated by reference
                                                                                         herein.

        3.1          Articles of Amendment and Restatement of Articles of                Incorporated by reference
                     Incorporation of Home Properties of New York, Inc.                  to Home Properties of New
                                                                                         York, Registration
                                                                                         Statement on Form S-11,
                                                                                         File No. 33-78862.

        3.2          Articles of Amendment of the Articles of Incorporation of Home      Incorporated by reference
                     Properties of New York, Inc.                                        to the Home Properties of
                                                                                         New York, Inc.
                                                                                         Registration Statement on
                                                                                         Form S-3, File No.
                                                                                         333-52601 filed May 14,
                                                                                         1998.

        3.3          Articles of Amendment of the Articles of Incorporation of Home      Incorporated by reference
                     Properties of New York, Inc.                                        to Form 8-K filed July 2,
                                                                                         1999.

        3.4          Articles of Amendment of the Articles of Incorporation of Home      Incorporated by reference
                     Properties of New York, Inc.                                        to the Form 10-Q filed by
                                                                                         Home Properties, Inc.  for
                                                                                         the quarter ended March 31,
                                                                                         2004.

        3.5          Amended and Restated By-Laws of Home Properties of New York,        Incorporated by reference
                     Inc.  (Revised 12/30/96)                                            to the Form 8-K filed by
                                                                                         Home Properties of New
                                                                                         York, Inc. dated December
                                                                                         23, 1996.

        3.6          Amendment Number One to Home Properties of New York, Inc. Amended   Incorporated by reference
                     and Restated By-laws                                                to the Form 10-Q filed by
                                                                                         Home Properties, Inc. for
                                                                                         the quarter ended March 31,
                                                                                         2004.

        4.1          Form of Indenture for Debt Securities                               Previously filed with the
                                                                                         SEC as an exhibit to and
                                                                                         incorporated by reference
                                                                                         from Form S-3, File No.
                                                                                         333-02674, which was filed
                                                                                         on September 6, 1996.

        4.2          Form of certificate representing Shares of Common Stock             Incorporated by reference
                                                                                         to the Form 10-K filed by
                                                                                         Home Properties of New
                                                                                         York, Inc. for the period
                                                                                         ended December 31, 1994).

        4.3          Form of Debt Security                                               To be filed, if necessary,
                                                                                         by a post-effective
                                                                                         amendment to this
                                                                                         registration statement or
                                                                                         as an exhibit to a document
                                                                                         incorporated by reference
                                                                                         herein.

        5.1          Opinion of Nixon Peabody LLP regarding the legality of the Common   Included herein
                     Stock being registered

        8.1          Opinion of Nixon Peabody LLP regarding tax matters.                 Included herein

       12.1          Statement of Computation of Ratio of Earnings to Fixed Charges      Included herein

       12.2          Statement of Computation of Ratio of Earnings to Combined Fixed     Included herein
                     Charges and Preferred Stock Dividends

       23.1          Consent of Nixon Peabody LLP                                        Included with Exhibits 5.1
                                                                                         and 8.1

       23.2          Consent of PricewaterhouseCoopers LLP                               Included herein

        24           Power of Attorney                                                   Included on signature page

        25           Statement of Eligibility of Trustee on Form T-1 under the Trust     To be filed, if necessary,
                     Indenture Act of 1939, as amended, of the trustee under the         by a post-effective
                     Indenture                                                           amendment to this
                                                                                         registration statement or
                                                                                         as an exhibit to a document
                                                                                         incorporated by reference
                                                                                         herein.